As filed with the Securities and Exchange Commission on June __, 2021

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated June __, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the SEC). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Pharmagreen Biotech Inc.

300,000,000 Shares of Common Stock

By this Offering Circular, Pharmagreen Biotech Inc., a Nevada corporation, is offering for sale a maximum of 300,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $____[$0.01-$0.05] per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $250. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around June 21, 2021; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

	Price to Public		Broker-Dealer Discount and Commissions (1)		Proceeds to Company (2)		Proceeds to Other Persons
Per Share	$	[$0.01-$0.05]	$	[0.0001-0.0005]	$	[0.0099-0.0495]	$0
Total Maximum	$	[$3,000,000 - 15,000,000]	$	[30,000-150,000]	$	[2,970,000-14,850,000	$0

(1)	We have engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance-related functions in connection with this offering, but not for underwriting or placement agent services. This column includes the 1% commission due to Dalmore on sales of the Offered Shares, but it does not include the one-time set-up and consulting fees payable by the us to Dalmore. (See “Plan of Distribution”).
(2)	We expect that, not including state filing fees, the minimum amount of expenses of this offering that we will pay will be approximately $_______, regardless of the number of Offered Shares that are sold in this offering. In the event that the maximum offering amount is sold hereunder, the total offering expenses will be approximately $___________.

Our common stock is quoted in the over-the-counter under the symbol “PHBI” in the OTC Pink marketplace of OTC Link. On June 9, 2021, the closing price of our common stock was $0.025 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Super Voting Preferred Stock, which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Super Voting Preferred Stock has 20 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our sole officer and director, as the owner of all outstanding shares of the Series A Super Voting Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to ‘Qualified Purchasers’” (page 18). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _________, 2021.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Pharmagreen Biotech Inc., a Nevada corporation, including its wholly-owned subsidiaries, WFS Pharmagreen Inc., a British Columbia, Canada, corporation, and 1155907 B.C. Ltd., a British Columbia, Canada, corporation.

Our Company

Pharmagreen Biotech Inc. was incorporated under the laws of the State of Nevada in November 2007. Our company’s mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora and offering full spectrum DNA testing for plant identification, live genetics preservation using low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American high CBD hemp, Cannabis and agriculture sectors. Our business office is located at 2987 Blackbear Court, Coquitlam, British Columbia, Canada V3E 3A2.

Offering Summary

Securities Offered	The Offered Shares, 300,000,000 shares of common stock, are being offered by our company.
Offering Price Per Share	$____[$0.01-$0.05] per Offered Share.
Shares Outstanding Before Offering	355,129,269 shares of common stock issued and outstanding as of the date of this Offering Circular.
Shares Outstanding After Offering	655,129,269 shares of common stock issued and outstanding, assuming a maximum offering hereunder.
Minimum Number of Shares Offered	There is no minimum offering hereunder.
Disparate Voting Rights	Our outstanding shares of Series A Super Voting Preferred Stock possess superior voting rights, which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Super Voting Preferred Stock has 20 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our sole officer and director, Peter Wojcik, as the owner of all outstanding shares of the Series A Super Voting Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).
Investor Suitability Standards	The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “PHBI” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for real property lease or acquisition, construction costs, equipment, general and administrative expenses and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at Our business office is located at 2987 Blackbear Court, Coquitlam, British Columbia, Canada V3E 3A2; our telephone number is (702)803-9404; our corporate website is located at www.pharmagreen.ca. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements. As a Tier 2 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements.

Risks Related to Our Company

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations. We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can build and operate our biotech complex in a manner that enables us to be profitable and meet customer requirements, develop intellectual property in genetics, pathogen and disease free for every plantlet of cannabis and/or other flora, obtain the necessary permits and/or achieve certain milestones, raise sufficient capital in the public and/or private markets, or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

Our independent auditor’s report for the fiscal years ended September 30, 2020 and 2019, is qualified as to our ability to continue as a going concern. Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual consolidated financial statements for the years ended September 30, 2020 and 2019, our independent auditors included a note to our consolidated financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our consolidated financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

It is possible that the novel Coronavirus pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States, Canada and/or global economies. Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States, Canada and/or globally, our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our Common Stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred significant losses in prior periods. For the six months ended March 31, 2021, we incurred a net loss of $3,558,544 (unaudited) and, as of that date, we had an accumulated deficit of $10,725,845 (unaudited). For the year ended September 30, 2020, we incurred a net loss of $2,482,612 and, as of that date, we had an accumulated deficit of $7,167,346. For the year ended September 30, 2019, we incurred a net loss of $768,811 and, as of that date, we had an accumulated deficit of $4,729,476. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

We require additional financing to sustain our operations and execute our business plan. If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations. We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings. We will require substantial additional capital in the near future to build our planned biotech complex, develop our intellectual property base, and establish our targeted levels of commercial production. We may be unable to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (a) our profitability; (b) the release of competitive products and services by our competition; (c) the level of our investment in research and development; and (d) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

Our company relies heavily upon a single key employee. We have been, and continue to be, heavily dependent upon the expertise and management of Peter Wojcik, our sole officer and director, and our future performance will depend upon his continued services. The loss of Mr. Wojcik’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. We currently do not maintain key man life insurance for Mr. Wojcik. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, or upon his death or inability to act on our behalf.

The limited public company experience of our management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws. Our management has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our business, financial condition, results of operations and cash flows have been, and may in the future be, negatively impacted by challenging global economic conditions. The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our future success depends on our ability to attract, retain, and motivate qualified personnel. Our future success largely depends upon our continuing ability to attract and retain highly qualified personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations. In the near term when funds are available, we intend to expand the scope of our operations activities significantly by offering low temperature storage of various horticultural plants; extraction of plant product with a focus on CBD oil. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

●         The need for continued development of our financial and information management systems;

●         The need to manage strategic relationships and agreements with manufacturers, customers and partners; and

●         Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees, or retaining existing employees.

We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

Because we do not have an audit or compensation committee, shareholders will have to rely on our sole officer and director, who is not independent, to perform these functions. Because we do not have an audit or compensation committee, shareholders will have to rely on our sole officer and director, who is not independent, to perform these functions. Thus, there is a potential conflict of interest in that our sole officer and director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Given our lack of revenue and cash flow, we will be required to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate. According to our management’s estimates, based on our current cash on hand and further based on our budget, we believe that we will have sufficient resources to continue our activities through September 2021.

Since we are likely to be unable to generate sufficient, if any, revenue or cash flow to fund our operations for the foreseeable future, we will need to seek additional equity or debt financing to provide the capital required to establish or expand our operations. We may also need additional funding for developing products and services, increasing our sales and marketing capabilities, promoting brand identity, and acquiring complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes.

We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities, our operations and financial condition may be materially adversely affected and our business might fail.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing shareholders may be reduced, and accordingly these shareholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Given our need for cash and that equity raising is the most common type of fundraising for companies like ours, the risk of dilution is particularly significant for shareholders of our company.

Debt financing, if obtained, may involve agreements that include liens on our assets, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results.

If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our shareholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our shareholders.

Risks Related to Our Business

We face intense competition and many of our competitors possess greater resources that may enable them to compete more effectively. The industries in which we operate, in general, are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

The development of our business may suffer as a result of the novel Coronavirus pandemic. It is possible that the negative economic impact caused by the novel Coronavirus pandemic will result in long-term economic weakness in the United States, Canada and/or globally and our ability to establish our business could be severely negatively impacted. It is possible that our company would not be able to survive as a going business during any such long-term economic weakness.

If we fail to protect our intellectual property, our business could be adversely affected. Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. We rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business. We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products, obtain a license for the manufacture and/or sale of such products, or cease selling such products. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect. Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, and consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our success depends, in part, on attracting customers to use our planned services, and if these customers do not adopt our services, then our revenue will be severely limited. Acceptance of our proposed biotech complex services will depend on several factors, including their cost, ease of use, familiarity of use, convenience, timeliness, and reliability. If we fail to identify and meet our customers’ needs and expectations adequately, our services may not be competitive and our ability to generate revenues may be compromised. We also cannot ensure that our business model will gain wide acceptance among our targeted customers. If the anticipated market for our services collapses, fails to develop, or develops more slowly than we expect, our ability to achieve or to continue generating revenues could be reduced.

If our planned biotech complex is unable to supply customers with high quality products in sufficient volumes, our relationship with the customers may suffer and our operating results will be adversely affected. Our anticipated biotech complex’s customers will expect us to deliver our products and services consistently and at sufficient volumes, while meeting their established quality standards. If we are unable to consistently deliver adequate quality and volume of products and services, our relationship with customers could be adversely affected which could have a negative impact on our operating results.

A drop in the retail price of commercially grown products and flora may negatively impact our planned business. The demand for our planned products and services will depend in part on the price of commercially grown products and flora. Fluctuations in economic and market conditions that impact the prices of commercially grown products and flora, such as increases in the supply of such products and flora and the decrease in the price of commercially grown products could cause the demand for our services to decline, which would have a negative impact on our business.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected. In the area of innovation, we must be able to develop new technologies and services that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

If we are unable to adopt or incorporate technological advances into our biotech complex services, our business could become less competitive, uncompetitive, or obsolete and we may not be able to compete effectively with competitors’ products. We expect that technological advances in the processes and procedures for our planned biotech services will continue to occur. As a result, there are risks that our products and services could become uncompetitive or obsolete. If we are unable to anticipate and incorporate technological advances as they occur, our planned services could become less efficient or cost-effective than the methods offered by our competitors, which could reduce the demand or competitive position of our own services, and have a material adverse effect on future sales and revenues.

Litigation may adversely affect our business, financial condition, and results of operations. From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

Our insurance coverage may be inadequate to cover all significant risk exposures. We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

The possession, cultivation and distribution of marijuana may under certain circumstances lead to prosecution under United States federal law, which may cause our business to fail. Our planned biotech complex business is structured to comply with the Cannabis Act (Canada), which permits the sale of marijuana in Canada under federal license. In the United Sates, 33 states, including our state of incorporation, Nevada, have approved and regulate medical marijuana use, and 11 states (including Nevada) have approved and regulate non-medical marijuana use by adults. However, it remains illegal under United States federal law to grow, cultivate or sell marijuana for any purpose. For non-prescription use, cannabidiol derived from industrial hemp is legal at the federal level but legality (and enforcement) varies by state. Prior to January 2018, when it was rescinded by the former Attorney General of the United States, the COLE Memorandum of 8-29-13 stated that the United States Justice Department would not prioritize the prosecution of marijuana related activities authorized under state laws except to protect the public interest. The Department of Justice has not, to our knowledge, published any policy or guidance specifically regarding the participation of a United States corporation in lawful marijuana-related activities outside of the United States.

Although our planned medical marijuana business is federally sanctioned in Canada and not contrary to the public policy or laws of our state of incorporation, neither state law nor Canadian federal law provides protection against federal prosecution in the United States, which remains at the discretion of the Department of Justice. Although, in light of the COLE Memorandum, we do not anticipate that we will be targeted for prosecution by the Department of Justice, if the Department of Justice uses its discretion to prosecute our company for a violation of the Controlled Substances Act, the resulting civil or criminal consequences will have a material adverse effect on our business, and may cause our business to fail.

We are subject to significant regulation by the Federal Government of Canada. There is no assurance that we or our affiliates will be granted licensed producer status by Health Canada. Any failure or delay in obtaining such status would materially and adversely affect our operations. We depend heavily on the success of acquiring a “Cannabis License” from Health Canada to be able to grow, store and distribute starter plantlets in Canada. There is no assurance that we or our affiliates will be approved by Health Canada or will be granted “Cannabis License”. Should we or our affiliates be unable to obtain all required licenses, or if the regulations in Canada continue to change, our business would not be able to operate or there could be significant cost to change our operations to remain compliant with the laws and regulations.

Once a Cannabis License is obtained, any failure to comply with the terms of the Cannabis Act and Regulations, or any failure to renew the Cannabis License after its expiry date, would have a material adverse impact on the financial condition and operations of our business.

Our operations are subject to regulations promulgated by government regulatory agencies from time to time. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations. However, there can be no guarantee that we will be able to obtain and maintain, at all times, all necessary licenses and permits required to carry out our business.

There are many regulations and governmental agencies that regulate the medical marijuana industry, and there will likely be increased and/or changing regulations as the industry becomes more mainstream with more participants. Our operations are subject to a variety laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of Cannabis and Hemp starter plantlets but also including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. While to the knowledge of management, we are currently in compliance with all such laws, changes to such laws, regulations and guidelines due to matters beyond our control may cause adverse effects to our operations.

The Cannabis Act is a new regime established in October 2018. As such, revisions to the regime could be implemented which could have an impact on our operations. There is also some uncertainty regarding the likely interpretation of certain regulatory provisions by the regulator. Changes in legislation or regulator interpretation could negatively impact our operations. Similarly, a change in government could result in meaningful changes to the regulatory regime under which our company operates, which could negatively impact our operations.

While the impact of such changes are uncertain and are highly dependent on which specific laws, regulations or guidelines are changed and on the outcome of any such court actions, it is not expected that any such changes would have an effect on our operations that is materially different than the effect on similar-sized companies in the same business as are we.

There are sales risks associated with the cannabis and medical marijuana industry because cannabis is a controlled substance. As cannabis is a controlled substance in Canada, direct consumer marketing is not allowed. All products can only be prescribed by a physician and, to be successful, companies will have to develop programs targeted to this group. Traditionally in this sector, growers have targeted users as opposed to the doctors. The new regulations will change this traditional approach and will require growers to target doctors. If we are unable to properly conduct sales in a regulated environment or target the appropriate audiences for our medical marijuana products, our results of operations and business prospects could be substantially impaired.

Cannabis is not legal to grow in the U.S. under federal law, although it may be imported and sold in the U.S. Importation is subject to a “zero tolerance” policy as a controlled substance under the U.S. Controlled Substances Act. In certain states, the growth and cultivation of cannabis is legal, although states are resistant to allow the cultivation of cannabis due to the uncertain threat of prosecution by the U.S. Drug Enforcement Administration and prohibitions of federal law. Upon the production and sale of marijuana-based products to consumers, our products will be required to comply with various regulations at the provincial and Canadian federal levels. At this time, our product will only be sold in Canada under the Cannabis Act. We will be unable for the foreseeable future to sell our products in the United States, which would impair our prospects for revenue and profit.

Laws and regulations affecting the regulated industrial hemp industry are in a constant state of flux, which could negatively affect our business, and we cannot predict the impact that future regulations may have on us. Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business operations. We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor are we able to determine the effect any such additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

FDA regulation of industrial hemp and industrial-hemp-derived CBD could negatively affect the industrial hemp industry, which could adversely affect our planned operations and financial condition. While the 2018 Farm Bill recently legalized industrial hemp, the U.S. Food and Drug Administration (FDA) intends to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA is in the process of issuing rules and regulations, including CGMPs (certified good manufacturing practices) related to the licensing of growth, cultivation, harvesting and processing of industrial hemp. Companies may need to perform clinical trials to verify efficacy and safety, which could prove costly and delay production and profits. It appears likely the FDA will require that facilities where hemp is grown be registered and comply with certain federally prescribed regulations which have not yet been released. In the event that some or all of these regulations are imposed, we are unable to predict what the impact would be on the industrial hemp industry, what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business in its current form or at all, to the extreme detriment to our financial operating results and condition.

Changes to state laws pertaining to hemp could negatively impact our proposed Nevada operations. The 2018 Farm Bill provides that states and Native American tribes may assume primary regulatory authority over the production of Hemp in their jurisdictions through a hemp plan approved by the USDA. As of the date hereof, the USDA has approved a few dozen state and tribal hemp production plans submitted after the IFR became effective. If a state does not elect to devise a hemp regulatory program, the USDA will develop a program under which hemp cultivators in such states can apply for licenses. Continued development of the hemp industry will be dependent upon new legislative authorization of hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action at the state and federal levels, numerous factors may impact or negatively affect the legislative process within the various states. Any one of these factors could slow or halt use of hemp or CBD, which would negatively impact our company’s business or growth, including possibly causing us to discontinue operations as a whole.

Legislative and regulatory uncertainties, along with difficulties concerning potential enforcement activities by U.S. federal, state and local governments (or discretion exercised thereby), also represent significant risks to our company’s planned business activities. Possible risks that could cause a diminution of the industrial hemp industry include, but are not limited to:

●          positions asserted by the FDA concerning products containing derivatives from hemp;

●          uncertainty surrounding the characterization of cannabinoids as a dietary ingredient by the FDA; and

●          enforcement activities by state and/or local law enforcement and regulatory authorities under the auspice of individual state law, regardless of any potential conflict thereby with federal law.

If our company’s operations, once commenced, are found to be in violation of any of such laws or any other governmental regulations, or if applicable laws or regulations change or the enforcement of applicable laws or regulations changes, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations or asset seizures, any of which could adversely affect our business and financial results.

Changes to federal laws pertaining to hemp could have an adverse affect on our company’s operations. Federal regulations under the 2018 Farm Bill were promulgated in the Interim Final Rule (IFR) on October 31, 2019. The IFR governs the domestic production of hemp under the 2018 Farm Bill and also specifies the provisions that a state or tribal hemp plan must contain to be in compliance with the 2018 Farm Bill. The IFR, which expires November 1, 2021, is set to be replaced by the USDA’s Final Rule on the same topic. Recently-confirmed USDA Secretary Tom Vilsack signed off on the Final Rule on March 8, 2021, and the Final Rule will take effect March 22, 2021. The Final Rule while much improved from the IFR, could have a material adverse effect on our company’s business, financial condition, and results of operations.

We will incur significant costs associated with numerous laws and regulations in operating our planned business. Our proposed operations will be subject to regulation by various federal, state and local agencies. We will be subject to direct regulation by the Nevada Department of Agriculture as a result of our planned hemp business embodied in the Biotech Complex. If our operations are found to be in violation of any of such laws or any other governmental regulations that may apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect the ability to operate our business and our financial results.

Continuing uncertainty caused by potential changes to legal regulations could impair our ability to conduct our planned operations. There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the 2018 Farm Bill and the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the FDA and the extent to which 2018 Farm Bill-compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. While these uncertainties continue, they may have an adverse effect upon our company.

There are safety operational risks related to the production of tissue culture starter plantlets and storage of our products at the facility. Given the nature of the product and its lack of legal availability outside of the therapeutic channels, as well as the concentration of abundant stock within one facility, despite meeting or exceeding Health Canada’s security requirements, there remains a risk of shrinkage as well as theft. Also, as an agricultural product, despite meeting or exceeding Health Canada’s requirements regarding good production practices, there remains a risk of diseases and pests impacting not only yield and revenue but overall product quality to consumers.

We may not be able to use the facilities as planned and will therefore not be able to commence operations on the timetable or the scale that we have planned. To date, our company’s activities and resources have been primarily focused on its facility in British Columbia and we will continue to be focused on this facility for the foreseeable future. Adverse changes or developments affecting the facility, including but not limited to a breach of security, could have a material and adverse effect on our company’s business, financial condition and prospects. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by Health Canada, could also have an impact on our company’s ability to continue operating under the License.

We may not acquire market share or achieve profits due to competition in the medical marijuana and high CBD hemp industry. There is potential that our company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and manufacturing and marketing experience than our company. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition and results of operations. Because of the early stage of the industry in which our company operates, we expect to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase and our company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, our company will require a continued high level of investment in research and development, marketing, sales and client support. Our company may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect our business, financial condition and results of operations.

We are subject to risks inherent in an agricultural business. Our company’s business will involve the production of tissue culture starter plantlets, and flora both agricultural products. As such, the business is subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although our company intends to produce our products indoors under climate-controlled conditions and carefully monitor the growing conditions with trained personnel, there can be no assurance that natural elements will not have a material adverse effect on the production of our products.

We are subject to risks related to rising energy costs. The production of tissue cultured starter plantlets for medical marijuana and high CBD hemp and other flora operations consume considerable energy, making us vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact our business and our ability to operate profitably.

We are subject to risks related to transportation disruptions. Due to the perishable and premium nature of our company’s planned products, we will depend on fast and efficient courier services to distribute its product. Any prolonged disruption of this courier service could have an adverse effect on our financial condition and results of operations. Rising costs associated with the courier services that may be used by us to ship our products may also adversely impact our business and our ability to operate profitably.

No commercial products have been developed. We have not completed the development of any commercial products and, accordingly, we have not begun to market or generate revenues from sales of the products we are developing.

There can be no assurance that any of our product candidates will meet applicable health regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, be successfully marketed or that the investment made in such product candidates will be recouped through sales or related royalties. There can be no assurance that we will ever achieve profitability. As a result, an investment in the Offered Shares involves a high degree of risk and should be considered only by those persons who can afford a total loss of their investments.

Our reputation in the industry will be very important as we grow the business, and any negative impact on our reputation could be damaging to our business. We believe the medical marijuana industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the medical marijuana produced inclusive of CBD. Consumer perception of our planned products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medical marijuana products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medical marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for our products and our business, results of operations, financial condition and cash flows.

There are risks related to the quantity and quality control of our planned products. As a manufacturer and distributor of cannabis and related products, we will face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of our company’s products will involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against our company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition.

There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

There are risks related to potential product recalls. Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our planned products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although we have established detailed procedures for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of our brands were subject to recall, the image of that brand and our company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on the results of operations and financial condition of our company. Additionally, product recalls may lead to increased scrutiny of our company’s operations by Health Canada or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

There are risks related to product liability claims. Our product candidates will subject us to the risk of product liability claims for which we may not be able to maintain or obtain adequate insurance coverage. Inherent in the use of our product candidates in clinical trials, as well as in the manufacturing and distribution in the future of any approved products, is the risk of financial exposure to product liability claims and adverse publicity in the event that the use of such products results in personal injury or death. There can be no assurance that we will not experience losses due to product liability claims in the future.

There are risks related to potential delays or impairment of future sales. Even if any of our product candidates receives regulatory approval, we and our collaborators may still face development and regulatory difficulties that may delay or impair future sales. If we or our collaborators obtain regulatory approval for any of our product candidates, we and our collaborators will continue to be subject to extensive regulation by Health Canada, the FDA, other federal authorities, certain state agencies and regulatory authorities elsewhere. These regulations will impact many aspects of our operations and the drug manufacturer’s operations including manufacture, record keeping, quality control, adverse event reporting, storage, labelling, advertising, promotion, sale and distribution, export and personnel. The FDA and state agencies may conduct periodic inspections to assess compliance with these requirements. We, together with our collaborators, will be required to conduct post-marketing surveillance of the product. We also may be required to conduct post-marketing studies. Our or our collaborators’ failure to comply with applicable FDA and other regulatory requirements, or the later discovery of previously unknown problems, may result in restrictions including:

●        delays in commercialization;

●        refusal by Health Canada, the FDA or other similar regulatory agencies to review pending applications or supplements to approved applications;

●        product recalls or seizures;

●        warning letters;

●        suspension of manufacturing;

●        withdrawals of previously approved marketing applications;

●        fines or other civil penalties;

●        injunctions, suspensions or revocations of marketing licenses;

●        refusals to permit products to be imported to or exported from the United States, Canada; and

●        criminal prosecutions.

There are risks related to intellectual property. Our success depends on our ability to protect our proprietary rights and operate without infringing the proprietary rights of others; we may incur significant expenses or be prevented from developing and/or commercializing products as a result of an intellectual property infringement claim.

Our success will depend in part on our ability and that of our corporate collaborators to obtain and enforce patents and maintain trade secrets, in Canada, the United States and in other countries.

Patent law relating to the scope and enforceability of claims in the fields in which we operate is still evolving. The patent positions of biotechnology and biopharmaceutical companies, including us, is highly uncertain and involves complex legal and technical questions for which legal principles are not firmly established. The degree of future protection for our proprietary rights, therefore, is highly uncertain. In this regard there can be no assurance that patents will issue from any of the pending patent applications. In addition, there may be issued patents and pending applications owned by others directed to technologies relevant to our or our corporate collaborators’ research, development and commercialization efforts. There can be no assurance that our or our corporate collaborators’ technology can be developed and commercialized without a license to such patents or that such patent applications will not be granted priority over patent applications filed by us or one of our corporate collaborators.

Our commercial success depends significantly on our ability to operate without infringing the patents and proprietary rights of third parties, and there can be no assurance that our and our corporate collaborators’ technologies and products do not or will not infringe the patents or proprietary rights of others.

There can be no assurance that third parties will not independently develop similar or alternative technologies to ours, duplicate any of our technologies or the technologies of our corporate collaborators or our licensors, or design around the patented technologies developed by us, our corporate collaborators or our licensors. The occurrence of any of these events would have a material adverse effect on our business, financial condition and results of operations.

Litigation may also be necessary to enforce patents issued or licensed to us or our corporate collaborators or to determine the scope and validity of a third party’s proprietary rights. We could incur substantial costs if litigation is required to defend ourselves in patent suits brought by third parties, if we participate in patent suits brought against or initiated by our corporate collaborators or if we initiate such suits, and there can be no assurance that funds or resources would be available in the event of any such litigation. An adverse outcome in litigation or an interference to determine priority or other proceeding in a court or patent office could subject us to significant liabilities, require disputed rights to be licensed from other parties or require us or our corporate collaborators to cease using certain technology or products, any of which may have a material adverse effect on our business, financial condition and results of operations.

We will be required to expand our patent protection to other countries. There can be no assurances that we will be able to do so successfully. We may not have the financial resources to enforce its patents should another company compete with a similar or identical product that infringes on our company’s patents.

There is no assurance that we will be able to obtain required supply of materials and skilled labor. Our ability to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining its required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by our capital expenditure program may be significantly greater than anticipated by our management, and may be greater than funds available to us, in which circumstance we may curtail, or extend the timeframes for completing, our capital expenditure plans. This could have an adverse effect on our financial results.

Our operations will be dependent on a number of key inputs and their related costs including raw materials and supplies related to our growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact our business, financial condition, and operating results. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of our company.

Our forecasts are highly speculative in nature and we are unable to predict results of our development-stage company with a high degree of accuracy. We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the cannabis industry in North America. A failure in the demand for our planned products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of our company.

If we incur substantial liability from litigation, complaints, or enforcement actions our financial condition could suffer. Our company may become party to litigation from time to time in the ordinary course of business which could adversely affect our business. Should any litigation in which we become involved result in a judgement or liability against our company, such finding could adversely affect our ability to continue operating and the market price for our common stock and could deplete significant resources. Even if we prevail in any such dispute, litigation can redirect significant resources.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our common stock is a “Penny Stock,” which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

It is possible that our common stock will continue to be thinly traded and its market price highly volatile. Our common stock is quoted in the over-the-counter market under the symbol “PHBI” in the OTC Pink marketplace of OTC Link. For over the past five years, our common stock has traded sporadically and has been extremely limited in nature. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon.

The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●         quarterly variations in our operating results;

●         operating results that vary from the expectations of investors;

●         changes in expectations as to our future financial performance, including financial estimates by investors;

●         reaction to our periodic filings, or presentations by executives at investor and industry conferences;

●         changes in our capital structure;

●         changes in market valuations of other marijuana-related and CBD-related companies;

●         announcements of innovations or new products by us or our competitors;

●         announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●         lack of success in the expansion of our business operations;

●         third-party announcements of claims or proceedings against us or adverse developments in pending proceedings;

●         additions or departures of key personnel;

●         asset impairment;

●         temporary or permanent inability to offer products or services; and

●         rumors or public speculation about any of the above factors.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our current shareholders, including our management, hold shares of our restricted common stock, but will be able to sell their shares in the market. In general, our officers and directors and 10% shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

As of the date of this Offering Circular, there is a total of 915,667,098 shares of our common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and pursuant to agreements. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

The outstanding shares of our Series A Super Voting Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Our sole officer and director, Peter Wojcik, owns 100% of the outstanding shares of our Series A Super Voting Preferred Stock. The Series A Super Voting Preferred Stock has 20 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Mr. Wojcik will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Mr. Wojcik’s control of the outstanding Series A Super Voting Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the pro forma as adjusted net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net pro forma as adjusted tangible book value per share of our common stock after this offering. Our pro forma net tangible book value as of March 31, 2021, was $(1,870,668) (unaudited), or $(0.005) per share.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Offering price per share	$[$0.01-$0.05]
Net tangible book value per share as of March 31, 2021 (unaudited)	$(0.005)
Increase in net tangible book value per share after giving effect to this offering	[$0.0067-$0.0252]
Pro forma net tangible book value per share as of March 31, 2021	[$0.0017-$0.0202]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	[$0.0083-$0.0298]

Assuming the Sale of 75% of the Offered Shares
Offering price per share	$[$0.01-$0.05]
Net tangible book value per share as of March 31, 2021 (unaudited)	$(0.005)
Increase in net tangible book value per share after giving effect to this offering	[$0.0057-$0.0214]
Pro forma net tangible book value per share as of March 31, 2021	[$0.0017-$0.0202]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	[$0.0093-$0.0336]

Assuming the Sale of 50% of the Offered Shares
Offering price per share	$[$0.01-$0.05]
Net tangible book value per share as of March 31, 2021 (unaudited)	$(0.005)
Increase in net tangible book value per share after giving effect to this offering	[$0.0043-$0.0063]
Pro forma net tangible book value per share as of March 31, 2021	[$(0.0007)-$0.0113]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	[$0.0107-$0.0387]

Assuming the Sale of 25% of the Offered Shares
Offering price per share	$[$0.01-$0.05]
Net tangible book value per share as of March 31, 2021 (unaudited)	$(0.005)
Increase in net tangible book value per share after giving effect to this offering	[$0.0024-$0.0094]
Pro forma net tangible book value per share as of March 31, 2021	[$(0.0026)-$0.0044]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	[$0.0126-$0.0456]

USE OF PROCEEDS

The table below sets forth the estimated net proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%			50%			75%			100%
Offered Shares sold		75,000,000			150,000,000			225,000,000			300,000,000
Gross proceeds	$	[750,000-3,750,000	]	$	[1,500,000-7,500,000	]	$	[2,250,000-11,250,000	]	$	[3,000,000-15,000,000	]
Offering expenses		[7,500-37,500	]		[15,000-75,000	]		[22,500-112,500	]		[30,000-150,000	]
Net proceeds	$	[742,500-3,712,500	]	$	[1,485,000-7,425,000	]	$	[2,227,500-11,137,500	]	$	[2,970,000-14,850,000	]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage
of Offered Shares Sold in This Offering
	25%			50%			75%			100%
Biotech Complex	$			$			$			$
Lease Expense (one year)		[60,000-0	]		[120,000-0	]		[0-0	]		[0-0	]
Real Property Acquisition (1)		[0-500,000	]		[0-2,000,000	]		[500,000-3,100,000	]		[500,000-4,600,000	]
Construction / Equipment		[250,000-2,650,000	]		[900,000-3,470,000	]		[1,185,000-3,735,000	]		[1,900,000-5,000,000	]
Other Cost Allowances		[35,000-56,000	]		[40,000-815,000	]		[50,000-1,687,000	]		[50,000-2,250,000	]
General & Administrative Expenses		[377,500-486,500	]		[405,000-915,000	]		[472,500-1,577,500	]		[500,000-1,900,000	]
Working Capital		[20,000-20,000	]		[20,000-225,000	]		[20,000-1,045,000	]		[20,000-1,100,000	]
TOTAL	$	[742,500-3,712,500	]	$	[1,485,000-7,425,000	]	$	[2,227,500-11,137,500	]	$	[2,970,000-14,850,000	]
(1)	We intend to purchase the largest parcel of real property possible with the funds that are available to us. As of the date of this Offering Circular, we have not identified a specific property that we intend to purchase.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industries in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 300,000,000 Offered Shares on a best-efforts basis, at a fixed price of $____[$0.01-$0.05] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. Pending acceptance of an investor’s subscription agreement, funds will be placed in an escrow account. (See “Escrow Agent” below). No funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our President, Peter Wojcik. Mr. Wojcik will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Wojcik is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Wojcik:

●      is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●      is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●      is not an associated person of a broker or dealer; and

●      meets the conditions of the following:

●      primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

●      was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

●      did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Broker-Dealer Agreements

Selling Agents. As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. If, however, we enter into any such agreement, an amendment to this Offering Circular will be filed with the SEC.

Dalmore Group, LLC. We have engaged Dalmore Group, LLC (Dalmore), a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance-related functions in connection with this offering, but not for underwriting or placement agent services:

●      Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to us whether or not to accept investor as a customer.

●      Review each investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to us whether or not to accept the use of the subscription agreement for the investor’s participation.

●      Contact and/or notify us, if needed, to gather additional information or clarification on an investor.

●      Not provide any investment advice nor any investment recommendations to any investor.

●      Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

●      Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, we have agreed to pay Dalmore $27,750 in one-time set up fees, consisting of a $5,000 due diligence expense (subject to partial refund if not expended by Dalmore), a $20,000 consulting fee (payable 30 days after FINRA issues a No Objection Letter) and approximately $2,750 for fees to be paid to FINRA, plus a commission equal to 1% of the amount raised in this offering to support this offering. Assuming that the maximum offering amount is sold, we estimate that the total fees we will pay to Dalmore will be approximately $175,000.

Procedures for Subscribing

In General. If you are interested in subscribing for Offered Shares in this offering, please go to www.pharmagreen.ca/reg-a and electronically receive and review the information set forth on such website. To invest, you will be required to complete a subscription agreement in order to purchase Offered Shares. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Should you decide to subscribe for Offered Shares, you should complete the following steps:

1.    Complete and sign the Subscription Agreement form, then deliver the completed Subscription Agreement via e-mail to: pw@pharmagreen.ca.

●      Dalmore will review all subscription agreements completed by investors. (Dalmore will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.)

●      If the subscription agreement is not complete or there is other missing or incomplete information, we will not accept the subscription agreement until the investor provides all required information.

●      Once Dalmore determines that the subscription agreement is properly completed, we will accept and countersign the subscription agreement.

2.    Deliver funds directly by check, wire, debit card or electronic funds transfer via ACH to the specified escrow account.

●      All funds tendered by investors will be deposited into an escrow account at the escrow agent for the benefit of our company. All funds received by wire transfer will be made available immediately, while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into the escrow account at the escrow agent. In the case of a debit card payment, provided the payment is approved, Dalmore will have up to three days to ensure all the documentation is complete.

3.    Once a subscriber’s funds are received, an Anti-Money Laundering (AML) check will be performed to verify the identity and status of the subscriber.

4.    Once AML is verified, we will take delivery of the subscriber’s escrowed funds.

●      Upon confirmation that an investor’s funds have cleared, we will instruct our transfer agent to issue the Offered Shares to the investor. The transfer agent will notify an investor when shares are ready to be issued and the transfer agent has set up an account for the investor.

Right to Reject Subscriptions. We maintain the right to accept or reject subscriptions, in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from us, in the event an investor fails to provide requested follow-up information to complete background checks or fails background checks, and, in the event we receive over-subscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription for the Offered Shares, we have not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection, without deduction or interest. Upon acceptance of a subscription, we will send a confirmation of such acceptance to the subscriber.

Dalmore has not investigated the desirability or advisability of investment in the Offered Shares nor approved, endorsed or passed upon the merits of purchasing the Offered Shares. Dalmore is not participating as an underwriter and under no circumstance will it solicit any investment in our company, recommend our company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Dalmore is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Dalmore’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Dalmore in this offering as any basis for a belief that it has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by our company. All inquiries regarding this offering should be made directly to our company.

Escrow Agent

We intend to engage an agent to hold any funds that are tendered by investors for this offering. We anticipate that we will pay the following fees to the escrow agent:

●      $_____ for escrow agent account set-up fee;

●      $_____ per month escrow account fee for so long as the offering is being conducted; and

●      a cash management fee of ____% of funds processed (up to a maximum of $_____).

Minimum Purchase Requirements

You must initially purchase at least $1,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $250.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share, 10,000 shares of which have been designated by our Board of Directors a “Series A Super Voting Preferred Stock”.

As of the date of this Offering Circular, there were 355,129,269 shares of our common stock issued and outstanding, held by 203 holders of record; a total of 915,667,098 shares of common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments; and 10,000 shares of Series A Super Voting Preferred Stock issued and outstanding, held by one (1) holder of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our officers and directors own, directly or indirectly, a total of 42,077,500, shares, or approximately 11.85%, of our outstanding common stock, which ownership percentage would be reduced to approximately 6.42%, assuming all of the Offered Shares are sold in this offering.

However, our sole officer and director, Peter Wojcik, owns all of the issued and outstanding shares of Series A Super Voting Preferred Stock and thereby controls all corporate matters relating to our company. (See “Series A Super Voting Preferred Stock” below, as well as “Risk Factors —Risks Related to a Purchase of the Offered Shares” and Security Ownership of Certain Beneficial Owners and Management”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Series A Super Voting Preferred Stock

Voting Rights. If at least one share of Series A Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: (a) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus (b) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting.

Each individual share of Series A Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A, Series A and any newly designated Preferred stock issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series A Super Voting Preferred Stock issued and outstanding at the time of voting].

With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Series A Super Voting Preferred Stock shall vote together with the holders of common stock without regard to class, except as to those matters on which separate class voting is required by applicable law or our Articles of Incorporation or Bylaws.

Our sole officer and director, Peter Wojcik, owns all of the issued and outstanding shares of Series A Super Voting Preferred Stock and thereby controls all corporate matters of our company. (See “Risk Factors —Risks Related to a Purchase of the Offered Shares” and Security Ownership of Certain Beneficial Owners and Management”).

Protective Provisions. So long as any shares of Series A Super Voting Preferred Stock are outstanding, our company shall not, without first obtaining the unanimous written consent of the holders of Series A Super Voting Preferred Stock, alter or change the rights, preferences or privileges of the Series A Super Voting Preferred so as to affect adversely the holders of Series A Super Voting Preferred Stock.

Dividends. Initially, there will be no dividends due or payable on the Series A Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by our Board of Directors consistent with our Articles of Incorporation.

Liquidation and Redemption Rights. Upon the occurrence of a liquidation event, the holders of Series A Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series A Super Voting Preferred Stock is entitled to receive ratably any dividends declared by our Board of Directors, if any, out of funds legally available for the payment of dividends.

Rank. All shares of the Series A Super Voting Preferred Stock shall rank (1) senior to our common stock and any other class or series of later-created capital stock, (2) pari passu with any class or series of later-created capital stock and specifically ranking, by its terms, on par with the Series A Super Voting Preferred Stock and (3) junior to any later-created class or series of capital stock specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case, as to distribution of assets upon liquidation, dissolution or winding up of our company, whether voluntary or involuntary.

No Conversion. The shares of Series A Super Voting Preferred Stock are not convertible into shares of our common stock.

Common Stock Purchase Warrants

The following table summarizes the continuity of our outstanding share purchase warrants:

	Number of Warrants	Weighted average exercise price $
Balance, September 30, 2020	114,286	0.55
Issued during the Six Months Ended March 31, 2021	22,811,250	0.05
Balance, March 31, 2021	22,925,536	0.05

At March 31, 2021, we had the following share purchase warrants outstanding:

Number of warrants	Exercise price	Expiry date
114,286	$0.55	July 22, 2022
400,000	$0.05	December 2, 2022
3,000,000	$0.05	December 11, 2022
2,000,000	$0.05	December 30, 2022
2,300,000	$0.05	January 1, 2023
13,500,000	$0.05	January 30, 2023
1,000,000	$0.05	December 11, 2022
611,250	$0.05	December 30, 2022

Convertible Promissory Notes

As of the date of this Offering Circular, we have outstanding a total of three separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Principal Amount at Issuance	Balance at 3/31/21	Accrued Interest at 3/31/21	Maturity Date	Conversion Terms	Name of Noteholder and Name of Person with Investment Control
4/4/18	$32,485	$27,068	$0	4/4/23	$0.0001 per share	Peter Wojcik
1/14/20	$78,000	$112,084	$15,053	1/14/21	the lower of: (i) 65% of the lowest trading price during the 20-trading day period prior to the issuance date; or (ii) 65% of the lowest trading price during the 20-trading day period prior to the conversion date	Crown Bridge Partners, LLC (Seth Ahdoot, Member)
1/22/20	$78,750	$78,750	$15,475	1/22/21	65% of the lowest trading price during the 20-trading day period ending on the latest complete trading day prior to the conversion date	LG Capital Funding, LLC (Joseph Lerman, Manager)

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of TranShare Corporation (“TranShare”), 2849 Executive Drive, Suite 200, Clearwater, Florida 33762, as the transfer agent for our common stock. TranShare’s website is located at: www.transhare.com. No information found on TranShare’s website is part of this Offering Circular.

LEGAL PROCEEDINGS

General

Except as discussed, below, there are no pending legal proceedings to which our company is a party or in which any director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or shareholder is a party adverse to us or has a material interest adverse to us.

Bankruptcy Proceeding

On August 7, 2020, our company (including our subsidiaries) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Case No. 20-13886.

On October 9, 2020, a stay order was entered by a United States District Judge of the United States District Court for the Southern District of New York, on an action filed by a lender. This effectively removed our company from the Chapter 11 bankruptcy proceeding and protection.

Claims Under Certain Promissory Notes

Convertible Promissory Notes. On July 22, 2020, we were sued by a lender, EMA Financial LLC (EMA Financial LLC v. Pharmagreen Biotech Inc., United States Federal District Court for the Southern District of New York, Case No. 1:20cv-5662) based on our failure to deliver shares of common stock upon receipt of notices of conversion (the “Subject Conversions”). Pursuant to such claim, EMA Financial requested receipt of all shares of common stock requested in the notices of conversion, and also damages in an amount to be determined at trial. On March 21, 2021, our company and EMA Financial entered into a settlement agreement and mutual release (the “EMA Agreement”) with respect to this lawsuit. Pursuant to the EMA Agreement, EMA Financial shall be entitled to receive the number of shares of our common stock set forth in the Subject Conversions without objection from us. In addition, we are required to remain current in our SEC filings until EMA Financial shall have sold all shares received by it pursuant to the Subject Conversions, up until May 31, 2021. Should we comply with the terms of the Settlement Agreement, EMA Financial shall not issue any further notices of conversion nor seek to collect any portion of the balance allegedly due under the subject note.

On October 29, 2020, we were sued by a second lender, Auctus Fund. However, this lender, as of December 24, 2020, had completely converted the full amount of the note of $100,000, interest of $8,689.80 and penalty and fees aggregating $19,500. Accordingly, we no longer owe this lender any amount.

Promissory Note. On March 12, 2021, we were sued by Oscaleta Partners LLC (Oscaleta Partners LLC v. Pharmagreen Biotech Inc., State of New York Supreme Court, County of New York, Case No. 651653/2021) for payment under a $40,000 face amount promissory note. We intend to answer such lawsuit in a timely manner and to assert certain defenses therein. We are unable currently to predict the outcome of this lawsuit.

BUSINESS

History of Our Company

We were incorporated in the State of Nevada in 2007 under the name “Azure International, Inc.” In October 2008, we acquired, by merger, Air Transport Group Holdings, Inc., a Nevada corporation engaged in the aviation, travel and leisure business. In conjunction with the merger transaction, our corporate name changed to “Air Transport Group Holdings, Inc.” Following a February 2018 change-in-control transaction pursuant to which our current management assumed control, we acquired WFS Pharmagreen Inc., a British Columbia, Canada, corporation (“WFS”), in April 2018, and established our current plan of business. In May 2018, our corporate name changed to “Pharmagreen Biotech Inc.”

Mission

Since our acquisition of WFS, our company’s mission has been to advance the technology of tissue culture science and to provide the highest quality 100% germ free, disease free and all genetically the same plantlets of high CBD hemp and other flora and offering full spectrum DNA testing for plant identification, live genetics preservation using low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American high CBD hemp, Cannabis and agriculture sectors.

Current Status

Our company’s near-term focus will be on setting up an extraction facility for hemp biomass and a tissue culture lab for producing an initial stock of tissue cultures for high-CBD hemp starter plantlets. In this regard, we intend to construct a biotech complex (the “Biotech Complex”) in the State of Nevada. Our management team is currently evaluating potential locations within Nevada for the Biotech Complex. We expect to have selected a location by the end of June 2021. Once completed, the Biotech Complex will serve as our company’s hub of operations. Without a maximum offering hereunder, it is unlikely that we would be able to complete construction of the Biotech Complex, as designed.

Beginning in 2018, WFS applied to Health Canada for a license to produce and sell tissue culture plantlets and cannabis oil at its planned Biotech Complex at a proposed site located in Deroche, British Columbia. On February 7, 2019, WFS received notification from Health Canada that its cannabis licensing application under the Cannabis Act and the Cannabis Regulations to obtain a license at the proposed Deroche site had advanced from the first stage, “Intake and Screening,” to the second stage, “Detailed Review and Initiation of Security Clearance Process.”

On May 10, 2019, WFS received confirmation that the second stage review was completed and that WFS can proceed to the third and final stage, the construction of the Biotech Complex for final inspection and licensing. However, due to existing and anticipated future economic conditions in Canada, our management has determined not to construct the Biotech Complex at the Deroche site, for the foreseeable future.

In Summer 2020, our management decided to shift our company’s focus to locations outside of Canada, in particular in the U.S. This decision was based on a high number of licensed Canadian cannabis producers declaring bankruptcy and the fact that CBD is still regarded as a controlled substance by Health Canada and the market conditions remain underdeveloped. Whereas in the U.S., with the passage of the Farm Bill of 2018, the CBD market has grown significantly, presenting a potential much larger client base for our company’s tissue cultured starter plantlets.

The Biotech Complex

Our management team is currently evaluating potential locations within Nevada for the Biotech Complex. We expect to have selected a location by the end of June 2021. Once a site has been selected, we will undertake necessary engineering processes and begin site development efforts for the construction of the proprietary designed Biotech Complex. The initial size of the Biotech Complex is dependent on the level of funding on the level of funding available to us, including under this offering. (See “Use of Proceeds”). The minimum required to build a functional Biotech Complex is $500,000. There is no assurance that we will ever obtain the level of financing required to complete the Biotech Complex.

Once completed, the Biotech Complex will serve as our company’s hub of operations and will serve the following purposes:

●	Plantlets tissue culture unit (with completed licensing)

●	Plantlets low temperature storage unit (with completed licensing)

●	Plant DNA testing unit (with completed licensing)

●	Cannabis and high CBD hemp product development unit (with completed licensing)

●	Cannabis and high CBD hemp oil products extraction (with completed licensing)

*	to be completed upon obtaining necessary funds of approximately $40,000,000; there is no assurance such funds will ever be available to us. (See “Use of Proceeds”).

The cost to construct the Biotech Complex is projected to be approximately $15,000,000, as currently designed. There is no assurance that we will ever obtain such funding and, in such event, will be required to redesign the Biotech Complex to accommodate our reduced budget for construction thereof.

Plan of Operation

We have determined to become an internationally recognized and valued biotech science solutions company known for its proprietary micro-propagation techniques, tissue culture plantlets production, research and development for plants’ sustainability, preservation of genetics, extraction of botanical oils, Cannabis products development and plant DNA species identification and certification. However, we are dependent upon the proceeds of this offering to commence our planned operations.

To accomplish our objectives, our current business plan calls for the construction of the Biotech Complex. The cost to construct the Biotech Complex is projected to be approximately $7,500,000, as currently designed. Without a maximum offering hereunder, we would be unable to construct the Biotech Complex as designed and, in such event, would be required to redesign the Biotech Complex or lease an acceptable facility in which to establish the Biotech Complex, in order to accommodate our reduced budget. There is no assurance that we will ever be able to construct the Biotech Complex.

Once completed, the Biotech Complex will serve as our company’s hub of operations and will serve the following important purposes: plantlets tissue culture unit; plantlets low temperature storage unit; plant DNA testing unit; cannabis and high CBD hemp product development unit; and cannabis and high CBD hemp oil products extraction.

Until we establish the Biotech Complex, whether by constructing it or by leasing an adequate facility, we do not expect to generate any revenues. Pending such event, we intend to continue to establish relationships with industry participants operating in the United States and on a global basis. In this regard, our management expects that any of such relationships could be in one of many forms, including, without limitation, a consulting arrangement, a joint venture, a partnership or a business acquisition. We have not entered into any agreement, formal or informal, with respect to any such transaction.

As we commence this offering, we will evaluate the rate at which such funds are being obtained. Should the funding rate be accelerated, we intend to finalize construction plans for the Biotech Center and acquire the as-yet unidentified property on which to construct the Biotech Center. Should the funding rate not be accelerated, we intend to secured a lease property in which to establish the Biotech Center.

Once we have established the Biotech Center, we intend to begin marketing our services in hemp growers for the extraction of CBD and other cannabinoids. Revenues from these extraction services and funds obtained from this offering are expected to permit us to establish our planned tissue culture operations, revenues from which are expected to arrive during the third quarter of 2022.

In our management’s opinion, should we obtain at least 10% of the stated maximum offering hereunder, our company will, then, possess adequate capital to satisfy its ongoing cash requirements through the first quarter of 2022 and to implement its plan of operations appropriately scaled to the total funds available to us.

Market Conditions – Marijuana

Marijuana sales in North America reached $7.97 billion in 2017, compared to $6.73 billion in 2016, according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

Adult-use marijuana is now legal in seven states and the District of Columbia, and medical marijuana is legal in 33 states. Adult-use marijuana was legalized in October 2018 in Canada. Industrial hemp, including high CBD hemp, was legalized in the United States in December 2018.

While the industry is growing rapidly, the cannabis industry faces major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, as explained below, marijuana is illegal under federal law.

Market Conditions – Hemp

The Hemp Business Journal estimated that the U.S. hemp industry will grow to at least $1.9 billion by 2022, with an estimated 14.4% annual rate of growth. According to a 2019 report by Research and Markets, the global industrial hemp market size is anticipated to reach $10.6 billion by 2025.

Currently, the majority of hemp products sold in the U.S., such as hemp foods, healthcare products, textiles and building materials, are imported from other countries, especially China and many European countries. However, as domestic restrictions continue to ease, U.S. companies are acquiring, and are expected to continue to acquire, a greater percentage of the hemp product market, both in the U.S. and internationally. Our company believes that American grown hemp will continue to gain market share in future years.

According to the Nevada Department of Agriculture, the number of licensed hemp growers in Nevada has increased year to year, since 2015.

State of Nevada Hemp Production Data		Acres	Sq. Ft.
2016 Applied Area 2016 Planted 2016 Producers	11	319.28 229.78	400.00 400.00

2017 Applied Area 2017 Planted 2017 Growers	26	490.20 434.50	17,170.00 17,170.00

2018 Applied Area 2018 Planted 2018 Growers	115	1,880.06 1,128.00	235,688.00 141,413.00

2019 Applied Area 2019 Certified Area 2019 Planted 2019 Growers	216	14,693.86 14,225.66 4,917.54	1,623,022.00 1,612,342.00 266,668.00

U.S. Government Regulation – Marijuana

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. However, the Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of January 14, 2020, 33 states and the District of Columbia allow their citizens to use Medical Marijuana. Additionally, 10 states and the District of Columbia have legalized cannabis for recreational use by adults. However, the state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level.

The previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In this regard, the prior DOJ Deputy Attorney General of the Obama administration issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA.

The Cole Memo noted that the Department of Justice is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provided guidance to Department of Justice attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following in preventing:

●      the distribution of cannabis to minors;

●      revenue from the sale of cannabis from going to criminal enterprises, gangs and cartels;

●      the diversion of cannabis from states where it is legal under state law to states where it is not legal;

●      state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●      violence and the use of firearms in the cultivation and distribution of cannabis;

●      drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●      the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●      cannabis possession or use on federal property.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement.

However, on March 30, 2018, President Trump signed a $1.3 trillion budget bill that includes a provision that prevents the Justice Department, including the Drug Enforcement Administration, from using funds to arrest or prosecute patients, caregivers and businesses that are acting in compliance with state medical marijuana laws. This provision, known as the Rohrabacher-Blumenauer Amendment, prohibits the Justice Department from using federal funds to interfere with state medical marijuana programs.

U.S. Government Regulation – Hemp

In December 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, the “Farm Bill of 2018”. Prior to its passage, industrial hemp, or simply hemp, a member of the cannabis family, was classified as a Schedule 1 controlled substance, and so illegal under the federal Controlled Substances Act (CSA).

The Farm Bill of 2018 removed hemp and all of its derivatives from the Controlled Substances Act. However, state or local governments can, and do, impose limitations. Our planned operations in the State of Nevada will be required to comply with the laws and regulations of Nevada relating to industrial hemp.

With the passage of the Farm Bill of 2018, hemp cultivation is now broadly permitted. The Farm Bill of 2018 explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with all applicable laws.

Under Section 10113 of the Farm Bill of 2018, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis, that is, marijuana, under the CSA and would not be legally protected thereunder and would be treated as an illegal Schedule 1 drug.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill of 2018 details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The Farm Bill of 2018 continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill of 2018 extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there remains much to learn about hemp and its products from commercial and market perspectives.

Nevada Regulation of Hemp

The Nevada Department of Agriculture (NDA) established an industrial hemp research and development program following passage of the federal Farm Bill of 2014. In 2015, the Nevada Legislature passed State Senate Bill 305 to initiate state authority for the registration, compliance and enforcement for growing hemp and producing seed.

In 2019, the NDA submitted a State Hemp Plan to the United State Department of Agriculture (USDA) in response to the provisions of the Farm Bill of 2018 and corresponding Interim Final Rule. Portions of the State of Nevada Hemp Plan are dependent on the approval and enactment of the USDA Interim Final Rule.

In Nevada, hemp growers, seed producers and handlers are required to be registered with the NDA on an annual basis, subject to the rules and regulations of the NDA. In connection with our construction of our planned Biotech Complex, we intend to apply to become a licensed hemp grower and seed producer in Nevada. We do not foresee any impediments to obtaining such needed licenses.

Canadian Federal Government Regulation

The Cannabis Act, was passed and became law in Canada on October 17, 2018. Federal, provincial and territorial governments share responsibility for overseeing the cannabis regulation system.

The Federal government’s responsibilities are to set:

●      strict requirements for producers who grow and manufacture cannabis

●      industry-wide rules and standards, including:

●      types of cannabis products available for sale

●      packaging and labeling requirements for products

●      standardized serving sizes and potency

●      prohibitions on the use of certain ingredients

●      good production practices

●      tracking requirements of cannabis from seed to sale to keep it out of the illegal market

●      restrictions on promotional activities

Provinces and territories are responsible for developing, implementing, maintaining and enforcing systems to oversee the distribution and sale of cannabis. They are also able to add their own safety measures, such as:

●      increasing the minimum age in their province or territory (but not lowering it)

●      lowering the personal possession limit in their jurisdiction

●      creating additional rules for growing cannabis at home, such as lowering the number of plants per residence

●      restricting where adults can consume cannabis, such as in public or in vehicles

Competition

Currently, there are many other companies that are involved in the marijuana and hemp industries, many of which we consider to be our competition. Many of these companies have business plans similar to ours. We expect that other companies will recognize the value of serving the marijuana and hemp industries and become our competitors. Many of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Properties

Our company owns no real property. Our President, Peter Wojcik, provides our company with the office space necessary for our operations at no charge.

Employees

As of the date hereof, our company has four full-time employees. We believe our employee relations to be good.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Effects of COVID-19

As of the date of this Offering Circular, there exist significant uncertainties regarding the current novel Coronavirus (COVID-19) pandemic, including the scope of health issues, the possible duration of the pandemic and the extent of local and worldwide social, political and economic disruption it may cause in the future.

To date, the COVID-19 pandemic has had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business. With respect to our business operations, we do not believe the COVID-19 pandemic has had a discernable short-term negative impact. Overall, our company is not of a size that has required us to implement “company-wide” policies in response to the COVID-19 pandemic.

The COVID-19 pandemic can be expect to continue to result in regional and local quarantines, labor stoppages and shortages, changes in consumer purchasing patterns, mandatory or elective shut-downs of retail locations, disruptions to supply chains, severe market volatility, liquidity disruptions and overall economic instability. It can be further expected that the COVID-19 pandemic will continue to have unpredictably adverse impacts on our business, financial condition and results of operations. This situation is changing rapidly and additional impacts may arise of which we are not currently aware.

We intend to continue to assess the evolving impact of the COVID-19 pandemic and intend to make adjustments accordingly. However, the extent to which the COVID-19 pandemic may impact our business, financial condition and results of operations will depend on how the COVID-19 pandemic and its impact continues to impact the United States and, to a lesser extent, the rest of the world, all of which remains highly uncertain and cannot be predicted at this time.

In light of these uncertainties, for purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

Cautionary Statement

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●      Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

●      Reduced disclosure about our executive compensation arrangements.

●      Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

●      Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of these reduced reporting burdens herein, and the information that we provide may be different than what you might get from other public companies in which you hold stock.

Critical Accounting Policies

Our accounting policies are discussed in detail in the footnotes to our consolidated financial statements beginning on page F-1. We consider our critical accounting policies related to revenue recognition, inventory and fair value of financial instruments.

Our management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes thereto, beginning on page F-1. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Capital Resources and Liquidity

As at September 30, 2020. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated, unless and until we have completed our financing efforts. As at September 30, 2020, we had a working capital deficit of $2,900,629 and an accumulated deficit of $7,167,346. These factors raise substantial doubt about our ability to continue as a going concern.

As of September 30, 2020, we had $12,196 in cash, amounts receivable of $295, and prepaid expenses and deposits of $253,754, as compared to $62,682 in cash, amounts receivable of $10,639 and prepaid expenses and deposits of $115,856 as of September 30, 2019.

As at March 31, 2021. At March 31, 2021, we had not yet generated any revenues, had incurred a net loss for the six months ended March 31, 2021, attributable to our shareholders of $3,613,698 (unaudited), had a working capital deficit of $1,833,667 (unaudited) and an accumulated deficit of $10,725,845 (unaudited).

As of March 31, 2021, we had $13,515 (unaudited) in cash and no prepaid expenses and deposits, as compared to $12,196 in cash, amounts receivable of $295 and prepaid expenses and deposits of $253,754 as of September 30, 2020. As of the date of this Offering Circular, the current funds available to our company will not be sufficient to fund the expenses related to maintaining our planned operations. We are seeking additional capital, including under this offering, to fund our intended business operations.

Management believes that, with adequate funding, we will generate sales revenue within approximately twelve months. However, there is no assurance that we will ever possess adequate capital to accomplish our objectives.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment, without proceeds from this offering. We also do not expect any significant additions to the number of employees for the foreseeable future.

Impact of Chapter 11 Bankruptcy Proceedings. On August 7, 2020, our company (including our subsidiaries) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Case No. 20-13886.

On October 9, 2020, a stay order was entered by a United States District Judge of the United States District Court for the Southern District of New York, on an action filed by a lender. This effectively removed our company from the Chapter 11 bankruptcy proceeding and protection.

Despite the short-lived and, ultimately, ineffectual bankruptcy filing, we believe our company’s overall financial position, on an ongoing basis since August 2020, has been negatively impacted. While the bankruptcy filing was believed by our management to be the best strategy in dealing with what was, at the time, a significant amount of toxic convertible debt, the bankruptcy filings’ negative impact is most tangibly apparent in our inability to obtain equity funding.

During the fourth quarter of 2020, proposed, though not yet binding, equity investments in our company were abandoned by potential investors, due to the volatile downward movement of our stock price caused, in large measure, by heavy sales of shares by holders of convertible debt. This circumstance served to exacerbate our company’s lack of liquidity.

However, from September 30, 2020, through March 31, 2021, our outstanding convertible debt obligations have been reduced from $644,525 (net of unamortized discount of $205,631) to $196,026 (unaudited) (net of unamortized discount of $21,875).

Results of Operations

Years Ended September 30, 2020 and 2019. We had $Nil in revenue for the fiscal years ended September 30, 2020 and 2019. Total expenses in the fiscal year ended September 30, 2020, were $920,357 as compared to total expenses for the fiscal year ended September 30, 2019, of $642,178. In addition, total other expenses in the fiscal year ended September 30, 2020, were $1,562,255 as compared to total other expenses for the fiscal year ended September 30, 2019, of $126,633, resulting in a net loss for the fiscal year ended September 30, 2020, of $2,437,870, as compared to a net loss of $767,537 for the fiscal year ended September 30, 2019. The increase in net loss for the fiscal year ended September 30, 2020, compared to 2019 was mainly due to the following:

●      An increase in professional fees from $81,090 in 2019 to $179,015, which was primarily due to an increase in legal fees associated with the Company’s convertible debentures and related legal proceedings;

●      An increase in accretion of discount of convertible notes from $1,296 in 2019 to $328,333 in 2020, which related to the increase in convertible debt financing during the year;

●      An increase in interest expense from $3,783 in 2019 to $298,942 in 2020, which was mainly attributable to default penalties incurred on convertible notes of $229,364 during 2020;

●      An increase in impairment of property and equipment from $nil in 2019 to $434,601 in 2020, which related to an impairment of the capitalized construction in progress costs due to the economic uncertainty of having sufficient financing available to complete the proposed construction; and

●      An increase in loss on change in fair value of derivative liabilities from $nil in 2019 to $1,149,450 in 2020, which related to the embedded conversion features on the Company’s convertible debentures entered into during the year.

The increase was partially offset by the following:

●      A decrease in consulting fees from $442,529 in 2019 to $224,691 in 2020 due to less labour costs required during 2020; and

●      An increase in the gain from write-off of accounts payable from $nil in 2019 to $292,557 in 2020, which related to professional fees that are no longer outstanding.

During the year ended September 30, 2020, and 2019, we incurred a net loss of $0.03 and $0.01 per share, respectively.

Six Months Ended March 31, 2021 and 2020. We had $nil in revenue for the six months ended March 31, 2021 and 2020. Total operating expenses in the six months ended March 31, 2021, were $238,573 (unaudited) compared to total expenses for the six months ended March 31, 2020, of $267,718 (unaudited). The net decrease in operating expenses during the current period is due primarily to decreases in consulting fees from $123,891 (unaudited) in 2020 to $106,193 (unaudited) in 2021, and in general and administrative expenses from $62,984 (unaudited) in 2020 to $43,660 (unaudited) in 2021, as well as a foreign exchange gain of $13,907 (unaudited) in 2021 as compared to a foreign exchange loss of $21,849 (unaudited) in 2020. This was offset by an increase in professional fees from $49,847 (unaudited) in 2020 to $92,959 (unaudited) in 2021, which were higher due to indirect costs associated with the issuance of convertible notes during the period, as well as a slight increase in salaries and wages from $9,147 (unaudited) in 2020 to $9,668 (unaudited) in 2021.

In addition to operating expenses, we incurred other expense of $3,319,971 (unaudited) during the six months ended March 31, 2021, compared to other income of $58,034 (unaudited) during the six months ended March 31, 2020. The increase in other expense is due to an increase in the change in fair value of derivative liabilities and the gain on settlement of convertible notes due to the increase in the number of common shares issued during the current period to settle certain of our outstanding debt obligations.

We incurred a comprehensive loss of $3,558,544 (unaudited) during the six months ended March 31, 2021, compared to a comprehensive loss of $209,684 (unaudited) during the six months ended March 31, 2020. The increase in comprehensive loss was mainly attributable to a loss on change in fair value of derivative liability of $3,184,838 (unaudited) and an increase in interest expense related to our outstanding convertible notes.

During the six months ended March 31, 2021 and 2020, we incurred a net loss of $0.02 and $0.00 per share, respectively.

Impact of Chapter 11 Bankruptcy Proceedings. On August 7, 2020, our company (including our subsidiaries) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada, Case No. 20-13886.

On October 9, 2020, a stay order was entered by a United States District Judge of the United States District Court for the Southern District of New York, on an action filed by a lender. This effectively removed our company from the Chapter 11 bankruptcy proceeding and protection.

The filing of bankruptcy negatively affected our results of operations, due to increased interest and penalty interest expenses associated with our defaulting on our convertible note obligations. In addition, because we were unable to obtain proposed, though not yet binding, equity funding during the fourth quarter of 2020, we were unable to make planned expenditures relating to our business plan. This result can be expected to have a slowing effect on our ability to generate revenues. However, we are unable to make any prediction, in this regard.

Plan of Business

We have determined to become an internationally recognized and valued biotech science solutions company known for its proprietary micro-propagation techniques, tissue culture plantlets production, research and development for plants’ sustainability, preservation of genetics, extraction of botanical oils, Cannabis products development and plant DNA species identification and certification. However, we are dependent upon the proceeds of this offering to commence our planned operations.

To accomplish our objectives, our current business plan calls for the construction of the Biotech Complex. The cost to construct the Biotech Complex is projected to be approximately $7,500,000, as currently designed. Without a maximum offering hereunder, we would be unable to construct the Biotech Complex as designed and, in such event, would be required to redesign the Biotech Complex or lease an acceptable facility in which to establish the Biotech Complex, in order to accommodate our reduced budget. There is no assurance that we will ever be able to construct the Biotech Complex.

Once completed, the Biotech Complex will serve as our company’s hub of operations and will serve the following important purposes: plantlets tissue culture unit; plantlets low temperature storage unit; plant DNA testing unit; cannabis and high CBD hemp product development unit; and cannabis and high CBD hemp oil products extraction.

Until we establish the Biotech Complex, whether by constructing it or by leasing an adequate facility, we do not expect to generate any revenues. Pending such event, we intend to continue to establish relationships with industry participants operating in the United States and on a global basis. In this regard, our management expects that any of such relationships could be in one of many forms, including, without limitation, a consulting arrangement, a joint venture, a partnership or a business acquisition. We have not entered into any agreement, formal or informal, with respect to any such transaction.

As we commence this offering, we will evaluate the rate at which such funds are being obtained. Should the funding rate be accelerated, we intend to finalize construction plans for the Biotech Center and acquire the as-yet unidentified property on which to construct the Biotech Center. Should the funding rate not be accelerated, we intend to secured a lease property in which to establish the Biotech Center.

Once we have established the Biotech Center, we intend to begin marketing our services in hemp growers for the extraction of CBD and other cannabinoids. Revenues from these extraction services and funds obtained from this offering are expected to permit us to establish our planned tissue culture operations, revenues from which are expected to arrive during the third quarter of 2022.

In our management’s opinion, should we obtain at least 10% of the stated maximum offering hereunder, our company will, then, possess adequate capital to satisfy its ongoing cash requirements through the first quarter of 2022 and to implement its plan of operations appropriately scaled to the total funds available to us.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with a company is a party, under which such company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Peter Wojcik (1)	49	PHARMAGREEN BIOTECH INC. (TRADING SYMBOL: PBHI)
President, Secretary and Sole Director
WFS PHARMAGREEN INC. (A WHOLLY-OWNED SUBSIDIARY)
Chief Executive Officer, Secretary and Director
1155907 B.C. LTD. (A WHOLLY-OWNED SUBSIDIARY)
		Chief Executive Officer, Secretary and Director
Terry Kwan	73	PHARMAGREEN BIOTECH INC. (TRADING SYMBOL: PBHI) Principal Accounting Officer WFS PHARMAGREEN INC. (A WHOLLY-OWNED SUBSIDIARY) Chief Financial Officer and Director
Fawzia Afreen	54	WFS PHARMAGREEN INC. (A WHOLLY-OWNED SUBSIDIARY) Chief Operating Officer and Director
(1)	As the sole officer and director of our company and the owner of 100% of our Series A Super Voting Preferred Stock, Mr. Wojcik controls the management of our company and our subsidiaries.

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our officers and directors.

There exist no family relationships between our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Peter Wojcik. Mr. Wojcik has served as our sole officer and director since acquiring control, since acquiring control of our company in February 2018. Since January 2015, Mr. Wojcik has served as President and Director of our now-subsidiary, WFS Pharmagreen Inc. (WFS). From May 2016 to the present, he has served as President and Director of Botanical Research in Motion, Inc., a botanical research firm located in Coquitlam, British Columbia, Canada. From July 2007 to the present, Mr. Wojcik has been a Director of the Wojcik Family Trust, a real estate management business also located in Coquitlam. Mr. Wojcik earned a Bachelor of Arts, Advanced Degree from the University of Regina, Regina, Saskatchewan, Canada. Mr. Wojcik has over a decade’s worth of industry experience in the research and application of cannabis and its extracts as therapeutic agents.

Terry Kwan. Mr. Kwan has served as our company’s Principal Accounting Officer, since May 2018. Since 2013, Mr. Kwan has served as Chief Financial Officer and Director of WFS. From 2005 to October 2015, Mr. Kwan served as a broker, a compliance officer and, then, as Chief Financial Officer of Global Securities Corp. (including Global Securities Futures Corporation), a western Canada based full service brokerage firm. Mr. Kwan holds a Bachelor of Commerce Degree from the University of British Columbia and is a member of the Institute of Chartered Professional Accountants of British Columbia.

Fawzia Afreen. Dr. Afreen has served as Chief Operating Officer of WFS, since January 2014. Also since January 2014, Dr. Afreen has served as Chief Operating Officer of Botanical Research in Motion, Inc., a botanical research firm located in Coquitlam, British Columbia, Canada. From 2008 through 2013, Dr. Afreen served as a plant production consultant for Hyacinth Planttech, a Pitt Meadows, British Columbia, firm. Dr. Afreen earned a Bachelor of Science Degree in Botany from the University of Dhaka, Bangladesh. Dr. Afreen then earn both a Masters Degree and a Doctor of Philosophy (PhD) from the University of Hull, United Kingdom. Additionally, Dr. Afreen was a JSPS Fellow from Chiba University, Japan, where she taught Master of Science courses in protected horticulture, plant tissue culture, and plant production in controlled environments. In addition to holding three international patents, publishing over 40 articles in peer-reviewed international journals and publishing two books, Dr. Afreen possesses over 16 years of experience in plant horticulture, plant tissue culture, and plant production.

Conflicts of Interest

We do not currently foresee any conflict of interest.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our sole director, Peter Wojcik. During the year ended September 30, 2020, our sole director did not hold a meeting, but took action by written consent in lieu of a meeting on four occasions.

Independence of Board of Directors

Our sole director, Peter Wojcik, is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our President, Peter Wojcik, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Wojcik collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Wojcik (1) President, Secretary and Treasurer (2)	2020 2019	93,000 90,423	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	93,000 90,423

Terry Kwan (1) Principal Accounting Officer (and Chief Financial Officer of a Subsidiary) (3)	2020 2019	93,000 90,423	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	93,000 90,423

Fawzia Afreen Chief Operating Officer of a Subsidiary (4)	2020 2019	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
(1)	Mr. Wojcik and Mr. Kwan currently devote approximately 45-55 hours per week to manage our company.
(2)	Mr. Wojcik is the President, Secretary, Treasurer and sole Director of our company, Pharmagreen Biotech Inc.; he is the CEO, Secretary and Director of WFS Pharmagreen Inc. (a subsidiary); and he is the CEO and Sole Director of 1155907 B.C. Ltd. (a subsidiary).
(3)	Mr. Kwan is the Principal Accounting Officer of our company; and he is the Chief Financial Officer and a Director of WFS Pharmagreen Inc. (a subsidiary).
(4)	Dr. Afreen is the Chief Operating Officer and a Director of WFS Pharmagreen Inc. (a subsidiary). Dr. Afreen is employed by Botanical Research In Motion Inc., a British Columbia corporation owned by Peter Wojcik, or sole officer and director. Because of Dr. Afreen’s close association with Mr. Wojcik and her work at Botanical Research In Motion Inc., she volunteers a limited amount of time to serve our company.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter Wojcik	---	---	---	---	n/a	---	n/a	---	---
Terry Kwan	---	---	---	---	n/a	---	n/a	---	---
Fawzia Afreen	---	---	---	---	n/a	---	n/a	---	---

Employment Agreements

We have not entered into employment agreements with our executive officers.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Offering Circular, we had 355,129,269 shares of common stock issued and outstanding. The following table sets forth information known to us relating to the beneficial ownership of shares of our voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group. Unless otherwise indicated, the business address of each person listed is in care of Pharmagreen Biotech Inc., 2987 Blackbear Court, Coquitlam, British Columbia, Canada V3E 3A2. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Before This Offering			After This Offering
Name of Shareholder	Shares Owned		Percentage Owned (1)	Shares Owned		Percentage Owned (2)
Common Stock
Executive Officers and Directors
Peter Wojcik	35,077,500	(3)	9.45%	35,077,500	(3)	5.22%
Terry Kwan	5,000,000	(4)	1.34%	5,000,000	(4)	*
Fawzia Afreen	2,000,000		*	2,000,000		*
Officers and directors, as a group (3 persons)	42,077,500	(5)	11.30%	42,077,500	(5)	6.26%
5% Owners
Wlaydyslaw Wojcik	10,730,000	(6)	2.88%	10,730,000	(6)	1.60%
Series A Super Voting Preferred Stock (7)
Peter Wojcik	10,000		100%	10,000		100%
*	Less than 1%.
(1)	Based on 372,495,368 shares outstanding, which includes 355,129,269 issued shares and 17,366,099 unissued shares that underlie portions of convertible debt instruments convertible within 60 days of the date of this Offering Circular, before this offering.
(2)	Based on 672,495,368 shares outstanding, which includes 655,129,269 issued shares and 17,366,099 unissued shares that underlie portions of convertible debt instruments convertible within 60 days of the date of this Offering Circular, before this offering.
(3)	Of these shares, Mr. Wojcik owns 31,077,500 shares of record; 1,000,000 of such shares are owned of record by Mr. Wojcik’s son, Jordan Wojcik, who resides at same residence; 1,000,000 of such shares are owned of record by Mr. Wojcik’s daughter, Jessica Wojcik, who resides at the same residence; and 2,000,000 of such shares are owned of record by Mr. Wojcik’s wife, Leonna Wojcik. Mr. Wojcik disclaims any beneficial ownership of the shares of our common stock owned of record by Jordan Wojcik, Jessica Wojcik and Leonna Wojcik.
(4)	These shares are owned of record by TK Investments Ltd.; Mr. Kwan is the owner of such entity and possesses investment authority on behalf of such entity.
(5)	See Notes 3 and 4.
(6)	Of these shares, 5,900,000 shares are owned of record by W. Wojcik Medical Professional Corporation; Mr. Wojcik is the owner of such entity and possesses investment authority on behalf of such entity.
(7)	The shares of Series A Super Voting Preferred Stock have 20 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders. The shares of Series A Super Voting Preferred Stock vote together with the holders of Company common stock as a single class. Our sole officer and director, Peter Wojcik, controls all of our company’s corporate matters.

Series A Super Voting Preferred Stock

Currently, there are 10,000 shares of our Series A Super Voting Preferred Stock issued and outstanding, all of which are owned by Peter Wojcik, our sole officer and director, and, through his ownership thereof, controls all corporate matters of our company.

The total aggregate issued shares of Series A Super Voting Preferred Stock at any given time have 20 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of the Series A Super Voting Preferred Stock shall vote together with the holders of our common stock as a single class. (See “Description of Securities—Series A Super Voting Preferred Stock”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Series A Super Voting Preferred Stock

In October 2020, we issued 10,000 shares of our Series A Super Voting Preferred Stock to our sole director, Peter Wojcik, for $10 in cash. Our Series A Super Voting Preferred Stock possesses 20 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Mr. Wojcik, as the owner of all outstanding shares of the Series A Super Voting Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

Mr. Wojcik, as our sole director, determined that such transaction was in the best interests of our company and shareholders, as it would provide needed continuity in management through the first phase of our development.

Consulting and Other Expenses

Consulting Fees. During the years ended September 30, 2020 and 2019, we incurred consulting fees of $93,000 and $90,423, respectively, to our President, Peter Wojcik. During the years ended September 30, 2020 and 2019, we incurred consulting fees of $93,000 and $90,423, respectively, to TK Investments Ltd., a company controlled by Terry Kwan, our Principal Financial Officer and Chief Financial Officer of WFS.

Construction Related Expenses. During the year ended September 30, 2019, we incurred research and development fees of $3,956, license application fees of $3,758 (Cdn$ 4,988) and expenses related to the construction of the cannabis construction complex of $8,308 (Cdn$11,025) to Terry Kwan, our Principal Financial Officer and Chief Financial Officer of WFS.

Outstanding Loans Due to Affiliates

At September 30, 2020 and 2019, we owed $453,697 (Cdn$604,366) and $372,799 (Cdn$493,694), respectively, to Peter Wojcik, our President, which is non-interest bearing, unsecured and due on demand.

At September 30, 2020 and 2019, we owed $nil and $47,367 (Cdn$62,730), respectively, to Botanical Research in Motion, Inc., a company controlled by Mr. Wojcik, which is non-interest bearing, unsecured, and due on demand.

At September 30, 2020 and 2019, we owed $55,177 (Cdn$73,500) and $55,500 (Cdn$73,500), respectively, to the father of Mr. Wojcik, which is non-interest bearing, unsecured, and due on demand.

At September 30, 2020 and 2019, we owed $nil and $25,825 (Cdn$34,200), respectively, to W. Wojcik Medical Professional Corporation, a company owned by the father of Mr. Wojcik. The amount due is non-interest bearing, unsecured and due on demand.

At September 30, 2020 and 2019, we owed $347,229 (Cdn$462,540) and $291,504 (Cdn$386,039), respectively, to TK Investments Ltd., a company controlled by Terry Kwan, our Principal Accounting Officer and Chief Financial Officer of WFS. The amount due is non-interest bearing, unsecured and due on demand.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements for the Six Months Ended March 31, 2021

Audited Consolidated Financial Statements for the Years Ended September 30, 2020 and 2019

PHARMAGREEN BIOTECH INC.
Condensed Consolidated Balance Sheets
(Expressed in U.S. dollars)

	March 31,	September 30,
	2021	2020
	$	$
	(unaudited)
Assets

Current assets

Cash	13,515	12,196
Amounts receivable	261	295
Prepaid expenses and deposits	–	253,754

Total assets	13,776	266,245

Liabilities and Stockholders’ Deficit

Current liabilities

Accounts payable and accrued liabilities (Notes 3 and 7)	578,497	539,663
Advances from Alliance Growers Corp. (Note 11(a))	59,641	56,303
Due to related parties (Note 7)	578,752	508,874
Note payable (Note 4)	40,000	40,000
Convertible Notes – current portion, net of unamortized discount of $Nil and $182,012, respectively (Note 5)	190,834	641,077
Derivative liabilities (Note 6)	399,719	1,380,957

Total current liabilities	1,847,443	3,166,874

Loan payable (Note 4)	31,809	30,028
Convertible notes, net of unamortized discount of $21,875 and $23,619, respectively (Note 5)	5,192	3,448

Total liabilities	1,884,444	3,200,350

Stockholders’ deficit

Preferred stock
Authorized: 1,000,000 shares, $0.001 par value; 10,000 and nil shares issued and outstanding, respectively	10	–
Common stock
Authorized: 2,000,000,000 shares, $0.001 par value; 348,168,019 and 95,806,289 shares issued and outstanding, respectively	348,168	95,806
Common stock issuable	6,113	180,000
Additional paid-in capital	8,565,956	3,967,261
Accumulated other comprehensive income (loss)	(18,520)	36,679
Deficit	(10,725,845)	(7,167,346)

Total Pharmagreen Biotech Inc. stockholders’ deficit	(1,824,118)	(2,887,600)

Non-controlling interest	(46,550)	(46,505)

Total stockholders’ deficit	(1,870,668)	(2,934,105)

Total liabilities and stockholders’ deficit	13,776	266,245

Nature of business and continuance of operations (Note 1)
Commitments (Note 11)
Subsequent events (Note 12)

(The accompanying notes are an integral part of these condensed consolidated financial statements)

PHARMAGREEN BIOTECH INC.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Expressed in U.S. dollars)
(unaudited)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Expenses

Consulting fees (Note 7)	56,053	53,075	106,193	123,891
Foreign exchange gain	(2,801)	31,596	(13,907)	21,849
General and administrative	19,248	37,179	43,660	62,984
Professional fees	59,451	24,217	92,959	49,847
Salaries and wages	4,998	4,535	9,668	9,147

Total expenses	136,949	150,602	238,573	267,718

Net loss before other income (expense)	(136,949)	(150,602)	(238,573)	(267,718)

Other income (expense)

Accretion of discount on convertible notes (Note 5)	(13,246)	(16,366)	(85,622)	(23,012)
Gain (loss) on change in fair value of derivative liabilities (Note 6)	(2,509,926)	(122,703)	(3,184,838)	(159,998)
Gain (loss) on settlement of convertible notes (Note 5)	145,494	(6,513)	613,526	(6,513)
Interest and finance costs (Note 5)	(626,807)	–	(663,037)	(45,000)
Write-off of accounts payable	–	292,557	–	292,557

Total other income (expense)	(3,004,485)	146,975	(3,319,971)	58,034

Net loss	(3,141,434)	(3,627)	(3,558,544)	(209,684)

Less: net loss attributable to non- controlling interest	44	117	45	153

Net loss attributable to Pharmagreen Biotech Inc.	(3,141,390)	(3,510)	(3,558,499)	(209,531)

Comprehensive loss

Foreign currency translation gain (loss)	(12,744)	31,525	(55,199)	19,126
Comprehensive (income) loss attributable to Pharmagreen Biotech Inc.	(3,154,134)	28,015	(3,613,698)	(190,405)

Basic and diluted income (loss) per share attributable to Pharmagreen Biotech Inc. stockholders	(0.01)	–	(0.02)	–

Weighted average number of shares outstanding used in the calculation of net income (loss) per share attributable to Pharmagreen Biotech Inc.	307,043,543	75,652,840	231,249,242	75,649,821

(The accompanying notes are an integral part of these condensed consolidated financial statements)

PHARMAGREEN BIOTECH INC.
Condensed Consolidated Statements of Stockholders’ Deficit
(Expressed in U.S. dollars)
(unaudited)

	Preferred stock		Common stock
	Number of shares	Amount $	Number of shares	Amount $	Common stock issuable $	Additional paid-in capital $	Accumulated other comprehensive income (loss) $	Deficit $	Non- controlling interest $	Total stockholders’ deficit $
Balance, September 30, 2019	–	–	75,646,835	75,647	–	3,772,781	47,824	(4,729,476)	(1,274)	(834,498)
Foreign currency translation loss	–	–	–	–	–	–	(12,399)	–	–	(12,399)
Net loss for the period	–	–	–	–	–	–	–	(206,021)	(36)	(206,057)

Balance, December 31, 2019	–	–	75,646,835	75,647	–	3,772,781	35,425	(4,935,497)	(1,310)	(1,052,954)
Issuance of common stock pursuant to the conversion of convertible notes	–	–	78,064	78	–	20,999	–	–	–	21,077
Foreign currency translation gain	–	–	–	–	–	–	31,525	–	–	31,525
Net loss for the period	–	–	–	–	–	–	–	(3,510)	(117)	(3,627)

Balance March 31, 2020	–	–	75,724,899	75,725	–	3,793,780	66,950	(4,939,007)	(1,427)	(1,003,979)

Balance, September 30, 2020	–	–	95,806,289	95,806	180,000	3,967,261	36,679	(7,167,346)	(46,505)	(2,934,105)
Issuance of unites for cash	–	–	5,400,00	5,400	–	21,600	–	–	–	27,000
Issuance of preferred shares for cash	10,000	10	–	–	–	–	–	–	–	10
Issuance of common stock pursuant to the conversion of convertible notes	–	–	14,315,380	144,316	(180,000)	1,647,737	–	–	–	1,647,737
Issuance of common stock for services	–	–	90,000	90	–	1,265	–	–	–	1,355
Foreign currency translation loss	–	–	–	–	–	–	(42,455)	–	–	(42,455)
Net loss for the period	–	–	–	–	–	–	–	(417,109)	(1)	(417,110)

Balance, December 31, 2020	10,000	10	245,611,669	245,612	–	5,637,863	(5,776)	(7,584,455)	(46,506)	(1,753,252)
Issuance of units for cash	–	–	17,411,250	17,411	6,113	72,701	–	–	–	96,225
Issuance of common stock pursuant to the conversion of convertible notes	–	–	84,845,100	84,845	–	2,848,372	–	–	–	2,933,217
Issuance of common stock for services	–	–	300,000	300	–	7,020	–	–	–	7,320
Foreign currency translation loss	–	–	–	–	–	–	(12,744)	–	–	(12,744)
Net loss for the period	–	–	–	–	–	–	–	(3,141,390)	(44)	(3,141,434)

Balance, March 31, 2021	10,000	10	348,168,019	348,168	6,113	8,565,956	(18,520)	(10,725,845)	(46,550)	(1,870,668)

(The accompanying notes are an integral part of these condensed consolidated financial statements)

PHARMAGREEN BIOTECH INC.
Condensed Consolidated Statements of Cash Flows
(Expressed in U.S. dollars)
(unaudited)

	Six months ended	Six months ended
	March 31, 2021	March 31, 2020
	$	$
OPERATING ACTIVITIES

Net loss	(3,558,544)	(209,684)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount on convertible notes	85,622	23,012
Financing fees and default penalties	663,037	45,000
Loss on change in fair value of derivative liabilities	3,184,838	159,998
Loss (gain) on settlement of convertible notes	(613,526)	6,513
Shares issued for services	8,675	–
Write-off of accounts payable	–	(292,557)

Changes in operating assets and liabilities:
Amounts receivable	34	9,740
Prepaid expenses and deposits	3,754	(239,215)
Accounts payable and accrued liabilities	84,334	27,340
Due to related parties	36,232	(4,352)

Net cash used in operating activities	(105,544)	(474,205)
FINANCING ACTIVITIES

Proceeds from issuance of convertible notes	–	570,080
Proceeds from units issued and issuable for cash	123,225	–
Proceeds from issuance of preferred shares	10	–
Repayment of loans from related parties	–	(120,276)
Proceeds from related party loans	33,646	–
Financing costs	–	(5,000)

Net cash provided by financing activities	156,881	444,804

Effect of foreign exchange rate changes on cash	(50,018)	3,824

Change in cash	1,319	(25,577)

Cash, beginning of period	12,196	62,682

Cash, end of period	13,515	37,105

Non-cash investing and financing activities:

Original issue discount on convertible notes	–	532,594
Common shares issued for settlement of convertible notes	4,545,270	21,077
Issuance of promissory note as a financing fee	–	40,000

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these condensed consolidated financial statements)

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

1.	Nature of Business and Continuance of Operations

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 26, 2007, under the name Azure International, Inc. On October 30, 2008, and effective as of the same date, the Company filed Articles of Merger (“Articles”) with the Secretary of State of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation and Azure International, Inc. As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc. The Company was previously in the business of providing technical advisory and appraisals to the aircraft and aviation business as well as providing sourcing for aircraft leases and parts. Pursuant to a Share Exchange Agreement with WFS Pharmagreen Inc. (“WFS”) on May 2, 2018, the Company changed its name to Pharmagreen Biotech Inc. and changed its principal business to the construction of a biotech complex in Deroche, British Columbia, Canada, for the purpose of producing a variety of starter plantlets for the Canadian and international high CBD hemp and medical cannabis industries through the application of the proprietary plant tissue culture in vitro process called “Chibafreen”. This proprietary process will produce plantlets that will be genetically identical and free of pests and disease free with consistent and certifiable constituent properties.

Going Concern

These condensed consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As at March 31, 2021, the Company has not earned any revenues from operations, has a working capital deficit of $1,833,667, and has an accumulated deficit of $10,725,845. During the six months ended March 31, 2021, the Company incurred a net loss of $3,558,544 and used cash flows for operations of $105,544. In addition, the Company filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada on August 7, 2020. As a result of the voluntary petition, various convertible note holders triggered default provisions on the Company’s outstanding convertible notes. On October 9, 2020, a stay order was lifted by a United States District Judge of the United States District Court for the Southern District of New York, on an action filed by a lender. This effectively removed the Company from its Chapter 11 bankruptcy proceedings and protection. Furthermore, the Company has defaulted on other convertible notes. These factors raise substantial doubt upon the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

The outbreak of the novel coronavirus COVID-19, which was declared a pandemic by the World Health Organization on March 11, 2020, has led to adverse impacts on the U.S. and global economies, disruptions of financial markets, and created uncertainty regarding potential impacts to the Company’s supply chain, operations, and customer demand. The COVID-19 pandemic has impacted and could further impact the Company’s operations and the operations of the Company’s suppliers and vendors as a result of quarantines, facility closures, and travel and logistics restrictions. Specifically, the Company attributes the pandemic to a delay in a planned financing which was to be used for the construction of the biotech complex, resulting in an impairment of the capitalized construction-in-progress at September 30, 2020. The extent to which the COVID-19 pandemic further impacts the Company’s business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to the duration, spread, severity, and impact of the COVID-19 pandemic, the effects of the COVID-19 pandemic on the Company’s customers, suppliers, and vendors and the remedial actions and stimulus measures adopted by local and federal governments, and to what extent normal economic and operating conditions can resume. The management team is closely following the progression of COVID-19 and its impact on the Company. Even after the COVID-19 pandemic has subsided, the Company may continue to experience adverse impacts to its business as a result of any economic recession or depression that has occurred or may occur in the future. Therefore, the Company cannot reasonably estimate the impact at this time our business, liquidity, capital resources, and financial results.

2.	Significant Accounting Policies

(a)	Interim Financial Statements

These condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

2.	Significant Accounting Policies (continued)

(b)	Basis of Presentation

The accompanying condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. These condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, WFS Pharmagreen Inc. (“WFS”), and its 89.7% owned subsidiary 1155097 B.C. Ltd. (“115BC”), companies incorporated in British Columbia, Canada. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is September 30.

(c)	Use of Estimates and Judgments

The preparation of these condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of property and equipment, the equity component of convertible notes, fair value of derivative liabilities, fair value of stock-based payments, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

The Company applies judgment in the application of the going concern assumption which requires management to take into account all available information about the future, which is at least, but not limited to, 12 months from the end of the reporting period and in the factors regarding the impairment of the property and equipment. The Company tests property and equipment for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(d)	Recently Adopted Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its condensed consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

3.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consists of the following:

	March 31, 2021 $	September 30, 2020 $
Accounts payable (Note 7)	515,364	455,310
Accrued interest payable (Notes 4 and 5)	63,133	84,353

	578,497	539,663

4.	Note and Loan Payable

(a)	On November 22, 2019, the Company entered into a promissory note with an unrelated party for $40,000 in connection with an equity purchase agreement (Refer to Note 11(b)). The promissory note is unsecured, was due on November 30, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum. At March 31, 2021, the Company has recorded accrued interest payable of $5,410 (September 30, 2020 - $3,421) and the promissory note is in default. On March 10, 2021, this noteholder filed a Notice of Motion for summary Judgement in Lieu of Complaint with the State of New York Supreme Court, County of New York for $40,504 plus interest at the rate of 10% per annum from January 6, 2021 plus costs.

(b)	On April 22, 2020, the Company received a loan for Cdn$40,000 from the Government of Canada under the Canada Emergency Business Account program (“CEBA”). As at March 31, 2021, the balance owing is $31,809 (Cdn$40,000) (September 30, 2020 – $30,028 (Cdn$40,000)). These funds are interest free until December 31, 2022, at which time the remaining balance will convert to a 3-year term loan at an interest rate of 5% per annum. If the Company repays the loan prior to December 31, 2022, there will be loan forgiveness of 25% of the principal balance repaid, up to a maximum of Cdn$10,000.

5.	Convertible Notes

(a)	On April 4, 2018, the amount of $32,485 owed to related parties was converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023. These notes are convertible in whole or in part, at any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 Debt with Conversion and Other Options. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485.

During the year ended September 30, 2018, the Company issued 31,745,000 shares of common stock upon the conversion of $3,175 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion, the Company immediately recognized the related remaining debt discount of $3,112 as accretion expense.

During the year ended September 30, 2019, the Company issued 3,900,000 shares of common stock upon the conversion of $390 of Series A convertible notes. Upon conversion, the Company immediately recognized the related remaining debt discount of $375 as accretion expense.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

5.	Convertible Notes (continued)

During the year ended September 30, 2020, the Company issued 18,525,000 shares of common stock upon the conversion of $1,853 of Series A convertible notes. Upon conversion, the Company immediately recognized the related remaining debt discount of $1,670 as accretion expense.

As at March 31, 2021, the carrying value of the convertible notes was $5,192 (September 30, 2020 – $3,448) and had an unamortized discount of $21,875 (September 30, 2020 - $23,619). During the six months ended March 31, 2021, the Company recorded accretion expense of $1,744 (2020 - $812).

(b)	On October 1, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,255 was paid directly to third parties for financing costs, resulting in net proceeds to the Company of $74,745. The note is due on October 1, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of: (i) the lowest trading price during the 10-trading day period prior to the issuance date; or (ii) 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $70,744. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $74,245 and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $78,000.

On July 22, 2020, the Company received a preliminary statement of claim from the note holder for failure of the Company to deliver shares of common stock upon receipt of notices of conversion. Pursuant to the claim, the note holder requested receipt of all shares of common stock requested in the notices of conversion, and also damages in an amount to be determined at trial but in any event in excess of principal in the sum of $180,000, including without limitation the balance of any portion of the convertible note that ultimately is not converted into shares of common stock, along with default interest, liquidated damages, and damages as provided for in the convertible note. Upon default, the Company recognized the remaining debt discount of $46,904 as accretion expense.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $77,500 and a default penalty of $85,864. During the six months ended March 31, 2021, the Company recorded an additional $253,856 of default penalties. During the six months ended March 31, 2021, the Company issued 133,226,100 shares of common stock upon the conversion of $417,719 of the convertible note and $11,000 of conversion fees.

On March 12, 2021, the Company entered into a settlement agreement with the noteholder. Pursuant to the agreement, the Company was required to honour various conversion notices and the noteholder agreed to waive all principal, interest and penalties incurred.

As at March 12, 2021, the carrying value of the convertible note was $nil (September 30, 2020 - $163,864) and the fair value of the derivative liability was $nil (September 30, 2020 - $485,863).

(c)	On October 17, 2019, the Company entered into a convertible note with an unrelated party for $63,000, of which $3,000 was paid directly to third parties for financing costs, resulting in net cash proceeds to the Company of $60,000. The note is due on October 17, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 22% per annum upon default of the note. The note may be converted at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

5.	Convertible Notes (continued)

On June 17, 2020, the Company entered into a settlement agreement with the lender, whereby the Company and the lender agreed on repayment terms for the remaining principal balance of $63,000, and accrued interest owing on the note of $5,775 which was due on September 30, 2020. Upon entering into the settlement agreement, the Company immediately recognized the remaining debt discount of $1,657. On September 30, 2020, the Company failed to meet the repayment terms within the settlement agreement which resulted in a default penalty of $63,000 and the resumption of the convertibility feature at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. On September 30, 2020, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $112,822.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $3,000 and a default penalty of $63,000.

During the six months ended March 31, 2021, the Company issued 7,730,486 shares of common stock upon the conversion of $126,000 of the convertible note. As at March 31, 2021, the carrying value of the convertible note was $nil (September 30, 2020 - $126,000) and the fair value of the derivative liability was $nil (September 30, 2020 - $112,822).

(d)	On January 2, 2020, the Company entered into a convertible note with an unrelated party for $53,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $50,000. The note is due on January 2, 2021, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 22% per annum upon default of the note. The note may be converted at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

On June 17, 2020, the Company entered into a settlement agreement with the lender, whereby the Company and the lender agreed on repayment terms for the remaining principal of $53,000 and accrued interest owing on the note. Upon entering into the settlement agreement, the Company immediately recognized the remaining debt discount of $2,286. Effective September 30, 2020, the Company failed to meet the repayment terms of the settlement agreement and defaulted on the convertible note. On September 30, 2020, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $139,702.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $3,000 and a default penalty of $53,000.

During the six months ended March 31, 2021, the Company issued 16,994,905 shares of common stock upon the conversion of $106,000 of the convertible note. As at March 31, 2021, the carrying value of the convertible note was $nil (September 30, 2020 - $106,000) and the fair value of the derivative liability was $nil (September 30, 2020 - $139,702).

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

5.	Convertible Notes (continued)

(e)	On January 14, 2020, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,000 was paid for financing costs, resulting in net proceeds to the Company of $75,000. The note is due on January 14, 2021, and bears interest on the unpaid principal balance at a rate of 12% per annum, which increases to 15% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of: (i) 65% of the lowest trading price during the 20-trading day period prior to the issuance date; or (ii) 65% of the lowest trading price during the 20-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $76,330. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $74,500, resulting in a loss on change in fair value of derivative liabilities of $1,830, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $78,000.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $16,447.

During the six months ended March 31, 2021, the Company issued 2,600,000 shares of common stock upon the conversion of $18,923 of the convertible note and $4,500 of conversion fees. On January 14, 2021, the Company failed to repay the note upon maturity and recorded additional default principal of $53,007. As at March 31, 2021, the carrying value of the convertible note was $112,084 (September 30, 2020 - $16,947), net of an unamortized discount of $nil (September 30, 2020 - $61,053), and the fair value of the derivative liability was $240,208 (September 30, 2020 - $110,604).

(f)	On January 15, 2020, the Company entered into a convertible note with an unrelated party for $61,000, of which $7,400 was paid directly to third parties for financing costs and an original issue discount of $3,000, resulting in proceeds to the Company of $50,600. The note is due on January 15, 2021, and bears interest on the unpaid principal balance at a rate of 10% per annum, payable in common stock, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal 65% of the lowest trading price during the 20-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $67,846.

The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $50,100, resulting in a loss on change in fair value of derivative liabilities of $17,746, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $61,000.

On July 23, 2020, the Company entered into a settlement agreement with the note holder, wherein the Company and the lender agreed to settle a convertible note and accrued interest for a total of $63,440 on a non-convertible basis, of which $15,000 was payable on or before July 24, 2020 (paid), followed by 6 monthly installment payments of $8,073. Upon entering into the settlement agreement, the Company immediately recognized the remaining debt discount of $56,566. Effective August 24, 2020, the Company failed to meet the repayment terms and defaulted on the settlement agreement.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $60,500.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

5.	Convertible Notes (continued)

During the six months ended March 31, 2021, the Company issued 3,601,718 shares of common stock upon the conversion of $46,000 of the convertible note, $5,586 of accrued interest and $500 of conversion fees. As at March 31, 2021, the carrying value of the convertible note was $nil (September 30, 2020 - $46,000) and the fair value of the derivative liability was $nil (September 30, 2020 - $69,320).

(g)	On January 15, 2020, the Company entered into a convertible note with an unrelated party for $55,000, of which $2,500 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $52,500. The note is due on January 15, 2021, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of: (i) the lowest trading price during the 20-trading day period ending on the latest complete trading day prior to the issuance date; or (ii) 65% of the lowest trading price during the 20 consecutive trading day period on which at least 100 shares of common stock were traded prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $61,173. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $52,000, resulting in a loss on change in fair value of derivative liabilities of $9,173, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $55,000.

During the year ended September 30, 2020, the Company defaulted on the convertible note which resulted in a default penalty of $27,500 and the amendment of the conversion rate from 65% to 50% of the lowest trading price during the 20 consecutive trading days prior to conversion. The Company recognized the remaining debt discount of $50,767 as accretion expense.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $54,500 and a default penalty of $27,500.

During the six months ended March 31, 2021, the Company issued 17,557,925 shares of common stock upon the conversion of $82,500 of the convertible note, $7,693 of accrued interest and $3,000 of conversion fees. As at March 31, 2021, the carrying value of the convertible note was $nil (September 30, 2020 - $82,500) and the fair value of the derivative liability was $nil (September 30, 2020 - $146,272).

(h)	On January 21, 2020, the Company entered into a convertible note with an unrelated party for $66,150, of which $7,800 was paid directly to third parties for financing costs and an original issue discount of $3,150, resulting in proceeds to the Company of $55,200. The note is due on January 21, 2021, and bears interest on the unpaid principal balance at a rate of 8% per annum, payable in common stock, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal 60% of the lowest trading price during the 20-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $71,278.

The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $54,700, resulting in a loss on change in fair value of derivative liabilities of $16,578, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $66,150.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

5.	Convertible Notes (continued)

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $13,202.

During the six months ended March 31, 2021, the Company issued 4,431,963 shares of common stock upon the conversion of $66,150 of the convertible note and $3,907 of accrued interest. As at March 31, 2021, the carrying value of the convertible note was $nil (September 30, 2020 - $13,702), net of an unamortized discount of $nil (September 30, 2020 - $52,448), and the fair value of the derivative liability was $nil (September 30, 2020 - $98,579).

(i)	On January 22, 2020, the Company entered into a convertible note with an unrelated party for $78,750, of which $9,750 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $69,000. The note is due on January 22, 2021, and bears interest on the unpaid principal balance at a rate of 10% per annum, payable in common stock, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 65% of the lowest trading price during the 20-trading day period ending on the latest complete trading day prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $75,179. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $68,500, resulting in a loss on change in fair value of derivative liabilities of $6,679, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $78,750.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company defaulted on the convertible note and recognized accretion expense of $78,250. On January 22, 2021, the Company failed to repay the note upon maturity. As at March 31, 2021, the carrying value of the convertible note was $78,750 (September 30, 2020 - $78,750) and the fair value of the derivative liability was $159,511 (September 30, 2020 - $107,660).

(j)	On February 4, 2020, the Company entered into a convertible note with an unrelated party for $100,000, of which $16,970 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $83,030. The note is due on February 4, 2021, and bears interest on the unpaid principal balance at a rate of 12% per annum, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of: (i) the lowest trading price during the 10-trading day period ending on the latest complete trading day prior to the issuance date; or (ii) 60% of the average of the two lowest trading prices during the 10-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $125,640. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $82,530, resulting in a loss on change in fair value of derivative liabilities of $43,110, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $100,000.

During the year ended September 30, 2020, the noteholder converted $24,175 of the convertible note for 2,000,000 common shares with a fair value of $180,000 and was issued on October 20, 2020. Upon the notice of conversion, the Company immediately recognized the related remaining debt discount of $23,136 as accretion expense.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $7,854.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

5.	Convertible Notes (continued)

During the six months ended March 31, 2021, the Company issued 41,017,383 shares of common stock upon the conversion of $75,825 of the convertible note, $2,154 of accrued interest and $18,750 of fees. As at March 31, 2021, the carrying value of the convertible note was $nil (September 30, 2020 - $7,314), net of an unamortized discount of $nil (September 30, 2020 - $68,511), and the fair value of the derivative liability was $nil (September 30, 2020 - $110,135).

6.	Derivative Liabilities

The embedded conversion option of certain of the Company’s convertible notes described in Note 5 contain a conversion feature that qualifies for embedded derivative classification. The fair value of this liability will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on change in fair value of derivative liabilities. The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities:

$
Balance, September 30, 2020	1,380,957

Conversion of convertible notes	(4,166,076)
Change in fair value	3,184,838

Balance, March 31, 2021	399,719

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair values were determined by using a binomial model based on various assumptions. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the weighted-average assumptions used in the calculations:

	Expected Volatility	Risk-free interest rate	Expected dividend yield	Expected life (in years)
As at March 31, 2021	282%	0.03%	0%	0.25

7.	Related Party Transactions

(a)	As at March 31, 2021, the Company owed $520,304 (Cdn$654,295) (September 30, 2020 - $453,697 (Cdn$604,366)) to the President of the Company, which is non-interest bearing, unsecured, and due on demand. During the six months ended March 31, 2021, the Company incurred consulting fees of $47,384 (2020 - $48,841) to the President of the Company.

(b)	As at March 31, 2021, the Company owed $58,448 (Cdn$73,500) (September 30, 2020 - $55,177 (Cdn$73,500)) to the father of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c)	As at March 31, 2021, the Company owed $27,196 (Cdn$34,200) (September 30, 2020 – $25,674 (Cdn$34,000)) to a company owned by the father of the President of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

7.	Related Party Transactions (continued)

(d)	As at March 31, 2021, the Company owed $404,066 (Cdn$347,229) (September 30, 2020 – $347,229 (Cdn$462,540)) to a company controlled by the Chief Financial Officer of WFS, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand. During the six months ended March 31, 2021, the Company incurred consulting fees of $47,384 (2020 - $48,841) to the company controlled by the Chief Financial Officer of WFS.

(e)	On October 14, 2020, the Company issued 10,000 shares of Series A Super Voting Preferred Stock to a director of the Company for proceeds of $10.

8.	Common Stock

Six months ended March 31, 2021

(a)	In December 2020, the Company issued 5,400,000 units at $0.005 per unit for proceeds of $27,000 in a private placement. Each unit is comprised of one share of common stock and one share purchase warrant exercisable into an additional share of common stock at an exercise price of $0.05 per share for a period of 24 months.

(b)	Between January 11 to February 16, 2021, the Company issued 16,800,000 units at $0.005 per unit for proceeds of $84,000 in a private placement. Each unit is comprised of one share of common stock and one share purchase warrant exercisable into an additional share of common stock at an exercise price of $0.05 per share for a period of 24 months.

(c)	On March 1, 2021, the Company issued 611,250 units at $0.01 per unit for proceeds of $6,112 in a private placement. Each unit is comprised of one share of common stock and one share purchase warrant exercisable into an additional share of common stock at an exercise price of $0.05 per share for a period of 24 months. As at March 31, 2021, the Company received an additional $6,113 for the issuance of 611,250 units which have not been issued. Refer to Note 12(a).

(d)	During the six months ended March 31, 2021, the Company issued 133,226,100 shares of common stock upon the conversion of $417,719 of the convertible note and $11,000 of conversion fees (Note 5(b)).

(e)	During the six months ended March 31, 2021, the Company issued 7,730,486 shares of common stock upon the conversion of $126,000 of the convertible note and $3,150 of accrued interest (Note 5(c)).

(f)	During the six months ended March 31, 2021, the Company issued 16,994,905 shares of common stock upon the conversion of $106,000 of the convertible note and $2,650 of accrued interest (Note 5(d)).

(g)	During the six months ended March 31, 2021, the Company issued 2,600,000 shares of common stock upon the conversion of $18,923 of the convertible note and $4,500 of conversion fees (Note 5(e)).

(h)	During the six months ended March 31, 2021, the Company issued 3,601,718 shares of common stock upon the conversion of $46,000 of the convertible note, $5,586 of accrued interest and $500 of conversion fees (Note 5(f)).

(i)	During the six months ended March 31, 2021, the Company issued 17,557,925 shares of common stock upon the conversion of $82,500 of the convertible note, $7,693 of accrued interest and $3,000 of conversion fees (Note 5(g)).

(j)	During the six months ended March 31, 2021, the Company issued 4,431,963 shares of common stock upon the conversion of $66,150 of the convertible note, $3,907 of accrued interest (Note 5(h)).

(k)	During the six months ended March 31, 2021, the Company issued 41,017,383 shares of common stock upon the conversion of $75,825 of the convertible note, $2,154 of accrued interest and $18,750 of fees (Note 5(j)).

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

8.	Common Stock (continued)

(l)	On November 1, 2020, the Company issued 22,500 shares of common stock with a fair value of $401 for management consulting and strategic business advisory services.

(m)	On November 26, 2020, the Company issued 45,000 shares of common stock with a fair value of $733 for management consulting and strategic business advisory services.

(n)	On December 11, 2020, the Company issued 22,500 shares of common stock with a fair value of $221 for management consulting and strategic business advisory services.

(o)	On February 2, 2021, the Company issued 150,000 shares of common stock with a fair value of $2,700 for management consulting and strategic business advisory services.

(p)	On March 29, 2021, the Company issued 150,000 shares of common stock with a fair value of $4,620 for management consulting and strategic business advisory services.

(q)	As at September 30, 2020, the Company received a conversion notice for 2,000,000 shares of common stock with a fair value of $180,000 pursuant to the conversion of $30,750 of a convertible note (see Note 5(j)). The common shares were issued on October 20, 2020.

9.	Preferred Stock

On October 13, 2020. The Company filed a certificate of amendment to its articles of incorporation, whereby it increased the authorized capital to 2,000,000,000 shares of common stock with a par value of $0.001 per share and 1,000,000 preferred shares with a par value of $0.001. On October 14, 2020, the Company designated 10,000 preferred shares as Series A Super Voting Preferred Stock.

The Series A Super Voting Preferred Stock has the following rights and restrictions:

Dividends - Initially, there will be no dividends due or payable on the Series A Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

Liquidation and Redemption Rights - Upon the occurrence of a Liquidation Event, the holders of Series A Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series A Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends.

Rank - All shares of the Series A Super Voting Preferred Stock shall rank (i) senior to the Corporation’s (A) Common Stock, par value $0.001 per share ( “Common Stock” ), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Super Voting Preferred-Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Voting Rights - If at least one share of Series A Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

9.	Preferred Stock (continued)

Each individual share of Series A Super Voting Preferred Stock shall have the voting rights equal to:

●	[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A, Series A and any newly designated Preferred stock issued and outstanding at the time of voting}] Divided by:

●	[the number of shares of Series A Super Voting Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By-laws.

Protective Provisions - So long as any shares of Series A Super Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series A Super Voting Preferred Stock, alter or change the rights, preferences or privileges of the Series A Super Voting Preferred so as to affect adversely the holders of Series A Super Voting Preferred Stock.

On October 14, 2020, the Company issued 10,000 shares of Series A Super Voting Preferred Stock to a Director of the Company for cash proceeds of $10. In connection with the issuance of the Series A Super Voting Preferred Stock, the Company evaluated whether the preferred stock should be classified as a liability based on the guidance under ASC 480, Distinguishing Liabilities from Equity. The Series A Super Voting Preferred Stock are not considered mandatorily redeemable, are not settleable in a variable number of shares, and do not contain any features embedded that required a separate assessment. As a result, the Company determined the Series A Super Voting Preferred Stock were not a liability and classified the preferred stock within equity in the amount of the aggregate par value of the issued shares of preferred stock, with any excess attributed to additional paid-in capital.

10.	Share Purchase Warrants

The following table summarizes the continuity of the Company’s share purchase warrants:

		Weighted average
	Number of	exercise price
	Warrants	$
Balance, September 30, 2020	114,286	0.55

Issued	22,811,250	0.05

Balance, December 31, 2020	22,925,536	0.05

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

10.	Share Purchase Warrants (continued)

As at March 31, 2021, the following share purchase warrants were outstanding:

Number of warrants	Exercise price	Expiry date
114,286	$0.55	July 16, 2022
400,000	$0.05	December 2, 2022
3,000,000	$0.05	December 11, 2022
2,000,000	$0.05	December 30, 2022
2,300,000	$0.05	January 11, 2023
13,500,000	$0.05	January 30, 2023
1,000,000	$0.05	February 16, 2023
611,250	$0.05	March 1, 2023

22,925,536

11.	Commitments

(a)	Effective December 11, 2017, the Company entered into a binding Letter of Intent (“LOI”) with Alliance Growers Corp. (“Alliance”), whereby the Company will build a new cannabis biotech complex located in Deroche, British Columbia, through their subsidiary, 115BC. On January 25, 2019, the Company’s subsidiaries WFS and 115BC entered into an option agreement with Alliance, which superseded the LOI entered into on December 11, 2017. The option agreement grants an option to Alliance to purchase 10% equity interest in 115BC for Cdn$1,350,000 and previously granted a second option to purchase an additional 20% equity interest in 115BC for funding of 30% of the total construction and equipment costs for the biotech complex less Cdn$1,350,000. On January 25, 2019, 115BC issued 8 shares of common stock to Alliance upon exercise of the first option for consideration of $1,018,182 (Cdn$1,350,008), which was recognized as additional paid-in capital. The second option expired unexercised. As at March 31, 2021, the Company received advances of $59,641 (Cdn$75,000) (September 30, 2020 - $56,303 (Cdn$75,000)) from Alliance, which is unsecured, non-interest bearing, and due on demand.

(b)	On November 22, 2019, the Company entered into an equity purchase agreement with an unrelated party, whereby the third party is to purchase up to $10,000,000 of the Company’s common stock. The equity purchase agreement is effective for a term of 2 years from the effective date of the registration statement. The purchase price would be 85% of the market price. In return, the Company issued a promissory note of $40,000 (Refer to Note 4(a)). In addition, the third party is required to pay an additional commitment fee of $10,000, of which $5,000 was paid upon signing the term sheet and the remaining $5,000 is due upon completion of the first tranche of the financing.

(c)	On December 13, 2020, the Company entered into a consulting agreement with a six month term. Pursuant to the agreement, the Company will 75,000 shares of common stock per month in exchange for consulting services. During the six months ended March 31, 2021, the Company issued 300,000 shares of common stock with a fair value of $7,320 pursuant to the agreement.

12.	Subsequent Events

(a)	On May 14, 2021, the Company issued 611,250 units as part of a private placement where the Company received the proceeds prior to March 31, 2021.

(b)	On May 14, 2021, the Company issued 6,350,000 units at $0.01 per unit for proceeds of $63,500. Each unit is comprised of one share of common stock and one share purchase warrant exercisable at $0.05 per share of common stock expiring 24 months from the date of issuance.

PHARMAGREEN BIOTECH INC.
Notes to the Condensed Consolidated Financial Statements
March 31, 2021
(Expressed in U.S. dollars)
(unaudited)

12.	Subsequent Events (continued)

(c)	Effective May 13, 2021, the Company entered into a production agreement with New to the Street Group LLC. Pursuant to the terms of the agreement, the New to the Street Group LLC will provide investor relations and consulting services for a period of six months. Pursuant to the agreement, the Company agreed to pay New to the Street Group LLC $3,500 upon signing, $3,500 per month and 6,750,000 restricted shares of the Company’s common stock.

(d)	Effective May 14, 2021, the Company entered into a Software as a Service Agreement with Novation Solutions Inc. (“DealMaker”) to effect the Company’s planned Regulation A offering, including the set-up of an automated tracking, signing, and reconciliation portal. The Company will pay DealMaker $3,000 upon signing the agreement, $7,000 30 days prior to launching the portal, and a post launch monthly fee of $1,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Pharmagreen Biotech Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Pharmagreen Biotech Inc. (the “Company”) as of September 30, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years then ended and related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2020 and 2019, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses and negative cash flows form operations since inception. As at September 30, 2020, the Company has a working capital deficit of $2,900,629 and an accumulated deficit of $7,167,346. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits, we are required to obtain an understanding of the Company’s internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Saturna Group Chartered Professional Accountants LLP

We have served as the Company’s auditor since 2017

Vancouver, Canada
January 7, 2021

PHARMAGREEN BIOTECH INC.
Consolidated Balance Sheets
(Expressed in U.S. dollars)

	September 30,	September 30,
	2020	2019
	$	$
Assets

Current assets

Cash	12,196	62,682
Amounts receivable	295	10,639
Prepaid expenses and deposits	253,754	115,856

Total current assets	266,245	189,177

Property and equipment (Note 3)	–	441,095

Total assets	266,245	630,272

Liabilities and Stockholders’ Deficit

Current liabilities

Liabilities and Stockholders’ Deficit

Current liabilities

Accounts payable and accrued liabilities (Notes 4 and 8)	539,663	855,766
Advances from Alliance Growers Corp. (Note 11(a))	56,303	56,634
Due to related parties (Note 8)	508,874	475,666
Note payable (Note 5)	40,000	–
Convertible Notes current portion, net of unamortized discount of $182,012 and $2,895, respectively (Note 6)	641,077	75,105
Derivative liabilities (Note 7)	1,380,957	–

Total current liabilities	3,166,874	1,463,171

Loan payable (Note 5)	30,028	–
Convertible notes, net of unamortized discount of and $23,616 and $27,321, respectively (Note 6)	3,448	1,599

Total liabilities	3,200,350	1,464,770

Stockholders’ deficit

Common stock
Authorized: 500,000,000 shares, $0.001 par value; 95,806,289 and 75,646,835 shares issued and outstanding, respectively	95,806	75,647
Common stock issuable	180,000	–
Additional paid-in capital	3,967,261	3,772,781
Accumulated other comprehensive (loss) income	36,679	47,824
Deficit	(7,167,346)	(4,729,476)

Total Pharmagreen Biotech Inc. stockholders’ deficit	(2,887,600)	(833,224)

Non-controlling interest	(46,505)	(1,274)

Total stockholders’ deficit	(2,934,105)	(834,498)

Total liabilities and stockholders’ deficit	266,245	630,272

Nature of business and continuance of operations (Note 1)
Commitments (Note 11)
Subsequent events (Note 13)

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Expressed in U.S. dollars)

	Year ended	Year ended
	September 30,	September 30,
	2020	2019
	$	$
Expenses

Consulting fees (Note 8)	224,691	442,529
Foreign exchange gain (loss)	8	(6,144)
General and administrative	63,711	99,081
Impairment of property and equipment (Note 3)	434,601	–
License application fees	893	3,758
Professional fees	179,015	81,090
Research and development	–	3,956
Salaries and wages	17,438	17,908

Total expenses	920,357	642,178

Net loss before other income (expenses)	(920,357)	(642,178)

Other income (expense)

Accretion of discount on convertible notes (Note 6)	(328,333)	(1,296)
Interest expense	(298,942)	(3,783)
Finance costs	(45,000)	(121,554)
Loss on change in fair value of derivative liabilities (Note 7)	(1,149,450)	–
Loss on settlement on convertible notes	(33,087)	–
Write-off of accounts payable (Note 4)	292,557	–

Total other income (expense)	(1,562,255)	(126,633)

Net loss	(2,482,612)	(768,811)

Less: net loss attributable to non-controlling interest	44,742	1,274

Net loss attributable to Pharmagreen Biotech Inc.	(2,437,870)	(767,537)

Comprehensive loss

Foreign currency translation loss	(11,634)	9,102

Comprehensive loss attributable to Pharmagreen Biotech Inc.	(2,449,504)	(758,435)

Basic and diluted loss per share attributable to Pharmagreen Biotech Inc. stockholders	(0.03)	(0.01)

Weighted average number of shares outstanding used in the calculation of net loss per share attributable to Pharmagreen Biotech Inc.	82,072,080	74,061,724

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.
Consolidated Statements of Stockholders’ Deficit
(Expressed in U.S. dollars)
(unaudited)

	Common stock

	Number of shares	Amount $	Common stock issuable $	Additional paid-in capital $	Accumulated other comprehensive income $	Deficit $	Non- controlling interest $	Total stockholders’ deficit $
Balance, September 30, 2018	71,620,100	71,620	–	2,464,136	38,722	(3,961,939)	–	(1,387,461)
Issuance of common stock pursuant to the conversion of convertible notes	3,900,000	3,900	–	(3,510)	–	–	–	390
Issuance of common stock for services	126,735	127	–	293,927	–	–	–	294,054
Issuance of common stock of 1155097 B.C. Ltd.	–	–	–	1,018,228	–	–	–	1,018,228
Foreign currency translation gain	–	–	–	–	9,102	–	–	9,102
Net loss for the year	–	–	–	–	–	(767,537)	(1,274)	(768,811)

Balance, September 30, 2019	75,646,835	75,647	–	3,772,781	47,824	(4,729,476)	(1,274)	(834,498)
Issuance of units for cash	114,286	114	–	39,886	–	–	–	40,000
Issuance of common stock pursuant to the conversion of convertible notes	20,023,168	20,023	180,000	143,836	–	–	–	343,859
Issuance of common stock for services	22,000	22	–	10,758	–	–	–	10,780
Foreign currency translation loss	–	–	–	–	(11,145)	–	(489)	(11,634)
Net loss for the year	–	–	–	–	–	(2,437,870)	(44,742)	(2,482,612)

Balance, September 30, 2020	95,806,289	95,806	180,000	3,967,261	36,679	(7,167,346)	(46,505)	(2,934,105)

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.
Consolidated Statements of Cash Flows
(Expressed in U.S. dollars

	Year ended	Year ended
	September 30,	September 30,
	2020	2019
	$	$
OPERATING ACTIVITIES

Net loss	(2,437,870)	(768,811)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount on convertible notes	328,333	1,296
Default penalties on convertible notes	229,364	–
Financing costs	45,000	105
Impairment of property and equipment	434,601	–
Loss on change in fair value of derivative liabilities	1,149,450	–
Loss on settlement of convertible note	33,087	–
Shares issued for services	10,780	294,054
Write-off of accounts payable	(292,557)	–

Changes in non-cash operating assets and liabilities:
Accounts receivable and other receivables	10,344	21,126
Prepaid expenses and deposits	(137,898)	(101,380)
Accounts payable and accrued liabilities	(16,220)	231,082
Due to related parties	80,694	4,696

Net cash used in operating activities	(607,634)	(317,832)

INVESTING ACTIVITIES

Acquisition of property and equipment	–	(196,127)

Net cash used in investing activities	–	(196,127)

FINANCING ACTIVITIES

Proceeds from issuance of units for cash	40,000	–
Proceeds from issuance of convertible notes	570,078	75,000
Proceeds from advances from Alliance Growers Corp.	–	169,713
Proceeds from loans from related parties	96,059	247,467
Repayment of convertible loans	(25,000)	–
Repayment of loans from related parties	(143,545)	(59,352)
Proceeds from loans payable	30,028	–
Financing costs	(5,000)	–

Net cash provided by financing activities	562,620	432,828

Effect of foreign exchange rate changes on cash	5,472	(8,056)

Change in cash	(50,486)	(89,187)

Cash, beginning of period	62,682	151,869

Cash, end of period	12,196	62,682

Non-cash investing and financing activities:

Original issue discount	532,594	–
Issuance of common stock pursuant to conversion of convertible notes	163,859	390
Issuance of equity in 1155097 B.C. Ltd. in exchange for advances payable	–	1,018,229
Issuance of promissory note as a financing fee	40,000	–
Common stock issuable pursuant to conversion of convertible notes	180,000	–

Supplemental disclosures:

Interest paid	4,601	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

1.	Nature of Business and Continuance of Operations

Pharmagreen Biotech Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 26, 2007, under the name Azure International, Inc. On October 30, 2008, and effective as of the same date, the Company filed Articles of Merger (“Articles”) with the Secretary of State of the State of Nevada, to effect a merger by and between Air Transport Group Holdings, Inc., a Nevada corporation and Azure International, Inc. As a result of the merger, the Company changed its name to Air Transport Group Holdings, Inc. The Company was previously in the business of providing technical advisory and appraisals to the aircraft and aviation business as well as providing sourcing for aircraft leases and parts. Pursuant to a Share Exchange Agreement with WFS Pharmagreen Inc. (“WFS”) on May 2, 2018, the Company changed its name to Pharmagreen Biotech Inc. and changed its principal business to the construction of a biotech complex in Deroche, British Columbia, Canada, for the purpose of producing a variety of starter plantlets for the Canadian and international high CBD hemp and medical cannabis industries through the application of the proprietary plant tissue culture in vitro process called “Chibafreen”. This proprietary process will produce plantlets that will be genetically identical and free of pests and disease free with consistent and certifiable constituent properties.

Going Concern

These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As at September 30, 2020, the Company has not earned any revenues from operations, has a working capital deficit of $2,900,629, and has an accumulated deficit of $7,167,346. During the year ended September 30, 2020, the Company incurred a net loss of $2,482,612 and used cash flows for operations of $607,634. In addition, the Company filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada on August 7, 2020. As a result of the voluntary petition, various convertible note holders triggered default provisions on the Company’s outstanding convertible notes. On October 9, 2020, a stay order was lifted by a United States District Judge of the United States District Court for the Southern District of New York, on an action filed by a lender. This effectively removed the Company from its Chapter 11 bankruptcy proceedings and protection. These factors raise substantial doubt upon the Company’s ability to continue as a going concern. These consolidated financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

The recent outbreak of the novel coronavirus COVID-19, which was declared a pandemic by the World Health Organization on March 11, 2020, has led to adverse impacts on the U.S. and global economies, disruptions of financial markets, and created uncertainty regarding potential impacts to the Company’s supply chain, operations, and customer demand. The COVID-19 pandemic has impacted and could further impact the Company’s operations and the operations of the Company’s suppliers and vendors as a result of quarantines, facility closures, and travel and logistics restrictions. The extent to which the COVID-19 pandemic impacts the Company’s business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to the duration, spread, severity, and impact of the COVID-19 pandemic, the effects of the COVID-19 pandemic on the Company’s customers, suppliers, and vendors and the remedial actions and stimulus measures adopted by local and federal governments, and to what extent normal economic and operating conditions can resume. The management team is closely following the progression of COVID-19 and its potential impact on the Company. Even after the COVID-19 pandemic has subsided, the Company may experience adverse impacts to its business as a result of any economic recession or depression that has occurred or may occur in the future. Therefore, the Company cannot reasonably estimate the impact at this time our business, liquidity, capital resources and financial results.

2.	Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, WFS Pharmagreen Inc. (“WFS”), and its 89.7% owned subsidiary 1155097 BC Ltd. (“115BC”), companies incorporated in British Columbia, Canada. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year-end is September 30.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)

(b)	Use of Estimates and Judgments

The preparation of these consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the allowance for doubtful accounts, the recoverability of property and equipment, the equity component of convertible notes, fair value of derivative liabilities, fair value of stock-based payments, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

The Company applies judgment in the application of the going concern assumption which requires management to take into account all available information about the future, which is at least, but not limited to, 12 months from the end of the reporting period and in the factors regarding the impairment of the property and equipment.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of issuance to be cash equivalents.

(d)	Property, Plant, and Equipment

Property, plant, and equipment is measured at cost less accumulated depreciation, residual values, and impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labor, any other costs directly attributable to bringing the asset to a working condition for the intended use and borrowing costs on qualifying assets. During their construction, items of property, plant, and equipment are classified as construction in progress. When the asset is available for use, it is transferred from construction in progress to the appropriate category of property, plant, and equipment and depreciation on the item commences.

The Company capitalizes borrowing costs on capital invested in projects under construction. Upon the asset becoming available for use, capitalized borrowing costs, as a portion of the total cost of the asset, are depreciated over the estimated useful life of the related asset.

(e)	Long-lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)

(f)	Fair Value Measurements

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available.

The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and.

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, amounts receivable, accounts payable and accrued liabilities, advances from Alliance Growers Corp., loans payable, amounts due to related parties, and convertible notes. The fair value of cash is determined based on Level 1 inputs and the fair value of derivative liabilities is determined based on Level 3 inputs. There were no transfers into or out of “Level 3” during the years ended September 30, 2020, and 2019. The recorded values of all other financial instruments, with the exception of non-current convertible notes, approximate their current fair values because of their nature and respective relatively short maturity dates or durations. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following table presents assets and liabilities that are measured and recognized at fair value as of September 30, 2020 on a recurring basis:

September 30, 2020

				Total Gains
	Level 1	Level 2	Level 3	(Losses)
	$	$	$	$

Derivative liability	–	–	1,380,957	(1,149,450)

(g)	Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the consolidated statement of operations. The Company uses the current rate method to translate the accounts of its wholly-owned subsidiary into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period. The resulting exchange gains or losses are recognized in accumulated other comprehensive income.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)

(h)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations and comprehensive loss over the requisite service period.

(i)	Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at September 30, 2020, there were 388,372,556 (2019 – 364,850,535) potentially dilutive shares outstanding.

(j)	Comprehensive Loss

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. As at September 30, 2020 and 2019, comprehensive loss consists of foreign currency translation gains and losses.

(k)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized. As of September 30, 2020 and 2019, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company files federal and provincial income tax returns in Canada and federal, state and local income tax returns in the U.S., as applicable. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2014 to 2020. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not examined any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)

(l)	Recently Adopted Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard became effective for the Company in the first quarter of fiscal year 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In February 2016, Topic 842, Leases, was issued to replace the leases requirements in Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The standard became effective for the Company in the first quarter of fiscal year 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Property and Equipment

Construction in progress
$
Cost

Balance, September 30, 2018	251,310

Additions	196,127
Change due to foreign exchange	(6,342)

Balance, September 30, 2019	441,095

Impairment	(434,601)
Change due to foreign exchange	(6,494)

Balance, September 30, 2020	–

Accumulated depreciation

Balance, September 30, 2018, 2019 and 2020	–

Balance, September 30, 2019	441,095

Balance, September 30, 2020	–

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

3.	Property and Equipment (continued)

During the year ended September 30, 2020, the Company recognized an impairment of $434,601 of the capitalized construction in progress costs due to economic uncertainty of sufficient financing available to complete the proposed construction.

4.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consists of the following:

	September 30,	September 30,
	2020	2019
	$	$

Accounts payable (Note 8)	455,310	829,942
Accrued interest payable (Notes 5 and 6)	84,353	25,824

	539,663	855,766

During the year ended September 30, 2020, the Company recognized a write-off of accounts payable of $292,557 (2019 - $nil) related to professional fees that are no longer owing.

5.	Loans Payable

(a)	On November 22, 2019, the Company entered into a promissory note with an unrelated party for $40,000 in connection with an equity purchase agreement (Refer to Note 11(b)). The promissory note is unsecured, due on November 30, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum. During the year ended September 30, 2020, the Company recorded accrued interest payable of $3,421 (2019 - $nil).

(b)	On April 22, 2020, the Company received a loan for $30,028 (Cdn$40,000) from the Government of Canada under the Canada Emergency Business Account program (“CEBA”). These funds are interest free until December 31, 2022, at which time the remaining balance will convert to a 3-year term loan at an interest rate of 5% per annum. If the Company repays the loan prior to December 31, 2022, there will be loan forgiveness of 25% of the principal balance repaid, up to a maximum of Cdn$10,000.

6.	Convertible Notes

(a)	On April 4, 2018, the amount of $32,485 owed to related parties was converted to Series A convertible notes, which are unsecured, non-interest bearing, and due on April 4, 2023. These notes are convertible in whole or in part, at any time until maturity, to common shares of the Company at $0.0001 per share. The outstanding balance remaining at maturity shall bear interest at 12% per annum until fully paid. The Company evaluated the convertible notes for a beneficial conversion feature in accordance with ASC 470-20 Debt with Conversion and Other Options. The Company determined that the conversion price was below the closing stock price on the commitment date, and the convertible notes contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $32,485 as additional paid-in capital and reduced the carrying value of the convertible note to $nil. The carrying value will be accreted over the term of the convertible notes up to their face value of $32,485.

During the year ended September 30, 2018, the Company issued 31,745,000 shares of common stock upon the conversion of $3,175 of Series A convertible notes, which included 18,000,000 common shares to the President of the Company and 5,320,000 common shares to family members of the President of the Company. Upon conversion, the Company immediately recognized the related remaining debt discount of $3,112 as accretion expense.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

6.	Convertible Notes (continued)

During the year ended September 30, 2019, the Company issued 3,900,000 shares of common stock upon the conversion of $390 of Series A convertible notes. Upon conversion, the Company immediately recognized the related remaining debt discount of $375 as accretion expense.

During the year ended September 30, 2020, the Company issued 18,525,000 shares of common stock upon the conversion of $1,853 of Series A convertible notes. Upon conversion, the Company immediately recognized the related remaining debt discount of $1,670 as accretion expense.

As at September 30, 2020, the carrying value of the convertible notes was $3,448 (2019 – $1,599) and had an unamortized discount of $23,619 (2019 - $27,321). During the year ended September 30, 2020, the Company recorded accretion expense of $3,702 (2019 - $1,296).

(b)	On September 17, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $75,000. The note is due on September 20, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 22% per annum upon default of the note. The note may be converted at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. Due to this provision, the Company considered whether the embedded conversion option qualifies for derivative accounting under ASC 815-15 Derivatives and Hedging. As the note was not convertible until 180 days following issuance, no derivative liability was initially recognized.

The convertible note became convertible on March 15, 2020. The Company evaluated the convertible note for a beneficial conversion feature in accordance with ASC 470-20 Debt with Conversion and Other Options. The Company determined that the conversion price was below the closing stock price on the measurement date, and the convertible note contained a beneficial conversion feature. The initial fair value of the conversion feature was determined to be $82,631. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $76,019 and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $78,000.

During the year ended September 30, 2020, the Company issued 1,498,168 shares of common stock upon the conversion of $68,000 of the convertible note.

On June 17, 2020, the Company paid the remaining principal of $10,000 and interest of $4,601 pursuant to a settlement agreement with the lender. Upon entering into the settlement agreement, the Company immediately recognized the remaining debt discount of $4,427.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $10,382 (2019 - $105). As at September 30, 2020, the carrying value of the convertible note was $nil (2019 - $75,105), net of an unamortized discount of $nil (2019 - $2,895).

(c)	On October 1, 2019, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,255 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $74,745. The note is due on October 1, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of: (i) the lowest trading price during the 10-trading day period prior to the issuance date; or (ii) 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $70,744. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $74,245 and reduced the carrying value of

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

6.	Convertible Notes (continued)

the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $78,000.

On July 22, 2020, the Company received a preliminary statement of claim from the note holder for failure of the Company to deliver shares of common stock upon receipt of notices of conversion. Pursuant to the claim, the note holder requested receipt of all shares of common stock requested in the notices of conversion, and also damages in an amount to be determined at trial but in any event in excess of principal in the sum of $180,000, including without limitation the balance of any portion of the convertible note that ultimately is not converted into shares of common stock, along with default interest, liquidated damages, and damages as provided for in the convertible note. Upon default, the Company recognized the remaining debt discount of $46,904 as accretion expense.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $77,500 and a default penalty of $85,864. As at September 30, 2020, the carrying value of the convertible note was $163,864 (2019 - $nil) and the fair value of the derivative liability was $485,863 (2019 - $nil).

(d)	On October 17, 2019, the Company entered into a convertible note with an unrelated party for $63,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $60,000. The note is due on October 17, 2020, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 22% per annum upon default of the note. The note may be converted at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

On June 17, 2020, the Company entered into a settlement agreement with the lender, whereby the Company and the lender agreed on repayment terms for the remaining principal balance of $63,000, and accrued interest owing on the note of $5,775 which was due on September 30, 2020. Upon entering into the settlement agreement, the Company immediately recognized the remaining debt discount of $1,657. On September 30, 2020, the Company failed to meet the repayment terms within the settlement agreement which resulted in a default penalty of $63,000 and the resumption of the convertibility feature at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date. On September 30, 2020, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $112,822.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $3,000 and a default penalty of $63,000. As at September 30, 2020, the carrying value of the convertible note was $126,000 (2019 - $nil) and the fair value of the derivative liability was $112,822 (2019 - $nil).

(e)	On January 2, 2020, the Company entered into a convertible note with an unrelated party for $53,000, of which $3,000 was paid directly to third parties for financing costs, resulting in cash proceeds to the Company of $50,000. The note is due on January 2, 2021, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 22% per annum upon default of the note. The note may be converted at any time after 180 days of the date of issuance into shares of Company’s common stock at a conversion price equal to 61% of the average 2 lowest trading prices during the 10-trading day period prior to the conversion date.

On June 17, 2020, the Company entered into a settlement agreement with the lender, whereby the Company and the lender agreed on repayment terms for the remaining principal of $53,000 and accrued interest of $5,300 owing on the note. Upon entering into the settlement agreement, the Company immediately recognized the remaining debt discount of $2,286. Effective September 30, 2020, the Company failed to meet the repayment terms of the settlement agreement and defaulted on the convertible note. On September 30, 2020, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

6.	Convertible Notes (continued)

qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $139,702.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $3,000 and a default penalty of $53,000. As at September 30, 2020, the carrying value of the convertible note was $106,000 (2019 - $nil) and the fair value of the derivative liability was $139,702 (2019 - $nil).

(f)	On January 14, 2020, the Company entered into a convertible note with an unrelated party for $78,000, of which $3,000 was paid for financing costs, resulting in net proceeds to the Company of $75,000. The note is due on January 14, 2021, and bears interest on the unpaid principal balance at a rate of 12% per annum, which increases to 15% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of: (i) 65% of the lowest trading price during the 20-trading day period prior to the issuance date; or (ii) 65% of the lowest trading price during the 20-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $76,330. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $74,500, resulting in a loss on change in fair value of derivative liabilities of $1,830, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $78,000.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $16,447. As at September 30, 2020, the carrying value of the convertible note was $16,947 (2019 - $nil), net of an unamortized discount of $61,053 (2019 - $nil), and the fair value of the derivative liability was $110,604 (2019 - $nil).

(g)	On January 15, 2020, the Company entered into a convertible note with an unrelated party for $61,000, of which $7,400 was paid directly to third parties for financing costs and an original issue discount of $3,000, resulting in proceeds to the Company of $50,600. The note is due on January 15, 2021, and bears interest on the unpaid principal balance at a rate of 10% per annum, payable in common stock, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal 65% of the lowest trading price during the 20-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $67,846.

The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $50,100, resulting in a loss on change in fair value of derivative liabilities of $17,746, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $61,000.

On July 23, 2020, the Company entered into a settlement agreement with the note holder, wherein the Company and the lender agreed to settle a convertible note and accrued interest for a total of $63,440 on a non-convertible basis, of which $15,000 was payable on or before July 24, 2020 (paid), followed by 6 monthly instalment payments of $8,073. Upon entering into the settlement agreement, the Company immediately recognized the remaining debt discount of $56,566. Effective August 24, 2020, the Company failed to meet the repayment terms and defaulted on the settlement agreement.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

6.	Convertible Notes (continued)

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $60,500. As at September 30, 2020, the carrying value of the convertible note was $46,000 (2019 -$ nil) and the fair value of the derivative liability was $69,320 (2019 - $nil).

(h)	On January 15, 2020, the Company entered into a convertible note with an unrelated party for $55,000, of which $2,500 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $52,500. The note is due on January 15, 2021, and bears interest on the unpaid principal balance at a rate of 10% per annum, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of: (i) the lowest trading price during the 20-trading day period ending on the latest complete trading day prior to the issuance date; or (ii) 65% of the lowest trading price during the 20 consecutive trading day period on which at least 100 shares of common stock were traded prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $61,173. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $52,000, resulting in a loss on change in fair value of derivative liabilities of $9,173, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $55,000.

During the year ended September 30, 2020, the Company defaulted on the convertible note which resulted in a default penalty of $27,500 and the amendment of the conversion rate from 65% to 50% of the lowest trading price during the 20 consecutive trading days prior to conversion. The Company recognized the remaining debt discount of $50,767 as accretion expense.

The financing costs were netted against the convertible note and were being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $54,500 and a default penalty of $27,500. As at September 30, 2020, the carrying value of the convertible note was $82,500 (2019 - $nil) and the fair value of the derivative liability was $146,272 (2019 - $nil).

(i)	On January 21, 2020, the Company entered into a convertible note with an unrelated party for $66,150, of which $7,800 was paid directly to third parties for financing costs and an original issue discount of $3,150, resulting in proceeds to the Company of $55,200. The note is due on January 21, 2021, and bears interest on the unpaid principal balance at a rate of 8% per annum, payable in common stock, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal 60% of the lowest trading price during the 20-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $71,278.

The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $54,700, resulting in a loss on change in fair value of derivative liabilities of $16,578, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $66,150.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $13,202. As at September 30, 2020, the carrying value of the convertible note was $13,702 (2019 - $nil), net of an unamortized discount of $52,448 (2019 - $nil), and the fair value of the derivative liability was $98,579 (2019 - $nil).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

6.	Convertible Notes (continued)

(j)	On January 22, 2020, the Company entered into a convertible note with an unrelated party for $78,750, of which $9,750 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $69,000. The note is due on January 22, 2021, and bears interest on the unpaid principal balance at a rate of 10% per annum, payable in common stock, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to 65% of the lowest trading price during the 20-trading day period ending on the latest complete trading day prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $75,179. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $68,500, resulting in a loss on change in fair value of derivative liabilities of $6,679, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $78,750.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company defaulted on the convertible note and recognized accretion expense of $78,250. As at September 30, 2020, the carrying value of the convertible note was $78,750 and the fair value of the derivative liability was $107,660 (2019 - $nil).

(k)	On February 4, 2020, the Company entered into a convertible note with an unrelated party for $100,000, of which $16,970 was paid directly to third parties for financing costs, resulting in proceeds to the Company of $83,030. The note is due on February 4, 2021, and bears interest on the unpaid principal balance at a rate of 12% per annum, which increases to 24% per annum upon default of the note. The note may be converted at any time after the date of issuance into shares of Company’s common stock at a conversion price equal to lower of: (i) the lowest trading price during the 10-trading day period ending on the latest complete trading day prior to the issuance date; or (ii) 60% of the average of the two lowest trading prices during the 10-trading day period prior to the conversion date. In connection with the issuance of the above convertible note, the Company evaluated the conversion option for derivative treatment under ASC 815-15, Derivatives and Hedging, and determined the note and conversion feature qualified as derivatives. The Company classified the conversion feature as a derivative liability at fair value. The initial fair value of the conversion feature was determined to be $125,640. The Company recognized the maximum intrinsic value of the embedded beneficial conversion feature of $82,530, resulting in a loss on change in fair value of derivative liabilities of $43,110, and reduced the carrying value of the convertible note to $500. The carrying value will be accreted over the term of the convertible note up to its face value of $100,000.

During the year ended September 30, 2020, the Company lender converted $24,175 of the convertible note for common stock issuable with a fair value of $180,000. Upon conversion, the Company immediately recognized the related remaining debt discount of $23,136 as accretion expense.

The financing costs were netted against the convertible note and are being amortized over the term using the effective interest rate method. During the year ended September 30, 2020, the Company recognized accretion expense of $7,854. As at September 30, 2020, the carrying value of the convertible note was $7,314 (2019 - $nil), net of an unamortized discount of $68,511 (2019 - $nil), and the fair value of the derivative liability was $110,135 (2019 - $nil).

7.	Derivative Liabilities

The embedded conversion option of certain of the Company’s convertible notes described in Note 6 contain a conversion feature that qualifies for embedded derivative classification. The fair value of this liability will be re-measured at the end of every reporting period and the change in fair value will be reported in the statement of operations as a gain or loss on change in fair value of derivative liabilities. The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities:

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

7.	Derivative Liabilities (continued)

$
Balance, September 30, 2018 and 2019	–

Addition	1,020,071
Conversion of convertible notes	(301,087)
Change in fair value	661,973

Balance, September 30, 2020	1,380,957

The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as their fair values were determined by using a binomial model based on various assumptions. Significant changes in any of these inputs in isolation would result in a significant change in the fair value measurement. As required, these are classified based on the lowest level of input that is significant to the fair value measurement. The following table shows the weighted-average assumptions used in the calculations:

	Expected Volatility	Risk-free interest rate	Expected dividend yield	Expected life (in years)
As at date of issuance	161.13%	1.19%	0%	0.87
As at September 30, 2020	295.81%	0.09%	0%	0.20

8.	Related Party Transactions

(a)	As at September 30, 2020, the Company owed $453,697 (Cdn$604,366) (2019 - $372,799 (Cdn$493,694)) to the President of the Company, which is non-interest bearing, unsecured, and due on demand. During the year ended September 30, 2020, the Company incurred consulting fees of $93,000 (2019 - $90,423) to the President of the Company.

(b)	As at September 30, 2020, the Company owed $nil (2019 - $47,367 (Cdn$62,730)) to a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c)	As at September 30, 2020, the Company owed $55,177 (Cdn$73,500) (2019 - $55,500 (Cdn$73,500)) to the father of the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(d)	As at September 30, 2020, the Company owed $nil (2019 - $25,825 (Cdn$34,200)) to a Company owned by the father of the President of the Company, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand.

(e)	As at September 30, 2020, the Company owed $347,229 (Cdn$462,540) (2019 – $291,504 (Cdn$386,039)) to a company controlled by the Chief Financial Officer of WFS, which is included in accounts payable and accrued liabilities. The amount due is non-interest bearing, unsecured, and due on demand. During the year ended September 30, 2020, the Company incurred consulting fees of $93,000 (2019 - $90,423) to the company controlled by the Chief Financial Officer of WFS.

(f)	During the year ended September 30, 2020, the Company incurred research and development fees of $nil (2019 - $3,956), license application fees of $nil (2019 - $3,758) and expenses related to the construction of the cannabis construction complex of $nil (2019 - $8,308) (Cdn$11,025) to the Chief Financial Officer of WFS.

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

9.	Common Stock

Year ended September 30, 2020

(a)	On March 24, 2020, the Company issued 78,064 shares of common stock with a fair value of $21,077 pursuant to the conversion of $10,000 of a convertible note (Note 6(b)).

(b)	On April 1, 2020, the Company issued 6,000,000 shares of common stock pursuant to the conversion of $600 of a convertible note (Note 6(a)).

(c)	On April 2, 2020, the Company issued 136,612 shares of common stock with a fair value of $20,492 pursuant to the conversion of $10,000 of a convertible note (Note 6(b)).

(d)	On April 16, 2020, the Company issued 351,288 shares of common stock with a fair value of $38,642 pursuant to the conversion of $15,000 of a convertible note (Note 6(b)).

(e)	On April 30, 2020, the Company issued 423,729 shares of common stock with a fair value of $47,881 pursuant to the conversion of $15,000 of a convertible note (Note 6(b)).

(f)	On May 4, 2020, the Company issued 508,475 shares of common stock with a fair value of $33,915 pursuant to the conversion of $18,000 of a convertible note (Note 6(b)).

(g)	On June 30, 2020, the Company issued 8,000,000 shares of common stock pursuant to the conversion of $800 of a convertible note (Note 6(a)).

(h)	On July 9, 2020, the Company issued 22,000 shares of common stock with a fair value of $10,780 for management consulting and strategic business advisory services.

(i)	On July 31, 2020, the Company issued 4,525,000 shares of common stock pursuant to the conversions of an aggregate of $453 of a convertible note.

(j)	On July 31, 2020, the Company issued 114,286 units at $0.35 per unit for proceeds of $40,000. Each unit consisted of one share of common stock and one common share purchase warrant exercisable at $0.55 per share until July 16, 2022.

(k)	As at September 30, 2020, the Company received a conversion notice for 2,000,000 shares of common stock with a fair value of $180,000 pursuant to the conversion of $30,750 of a convertible note.

Year ended September 30, 2019

(l)	On December 6, 2018, the Company issued 2,000,000 shares of common stock upon the conversion of $200 of Series A convertible notes at $0.0001 per share (Note 6 (a)).

(m)	On December 6, 2018, the Company issued 51,735 shares of common stock with a fair value of $121,554 for financing costs. The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

(n)	On February 1, 2019, the Company issued 1,000,000 shares of common stock upon the conversion of $100 of Series A convertible notes at $0.0001 per share (Note 6 (a)).

(o)	On August 19, 2019, the Company issued 900,000 shares of common stock upon the conversion of $90 of Series A convertible notes at $0.0001 per share (Note 6 (a)).

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

9.	Common Stock (continued)

(p)	On September 17, 2019, the Company issued 75,000 shares of common stock with a fair value of $172,500 for consulting fees. The fair value of common stock was determined based on the end of day trading price of the Company’s common stock on the date of issuance.

10.	Share Purchase Warrants

The following table summarizes the continuity of the Company’s share purchase warrants:

		Weighted average
	Number of	exercise price
	Warrants	$
Balance, September 30, 2018 and 2019	–	–

Issued	114,286	0.55

Balance, September 30, 2020	114,286	0.55

The share purchase warrants have an expiry date of July 16, 2022.

11.	Commitments

(a)	Effective December 11, 2017, the Company entered into a binding Letter of Intent (“LOI”) with Alliance Growers Corp. (“Alliance”), whereby the Company will build a new cannabis biotech complex located in Deroche, British Columbia, through their subsidiary, 115BC. On January 25, 2019, the Company’s subsidiaries WFS and 115BC entered into an option agreement with Alliance, which superseded the LOI entered into on December 11, 2017. The option agreement grants an option to Alliance to purchase 10% equity interest in 115BC for Cdn$1,350,000 and previously granted a second option to purchase an additional 20% equity interest in 115BC for funding of 30% of the total construction and equipment costs for the biotech complex less Cdn$1,350,000. On January 25, 2019, 115BC issued 8 shares of common stock to Alliance upon exercise of the first option for consideration of $1,018,182 (Cdn$1,350,008), which was recognized as additional paid-in capital. The second option expired unexercised. As at September 30, 2020, the Company received advances of $56,303 (Cdn$75,000) (2019 - $56,634 (Cdn$75,000)) from Alliance, which is unsecured, non-interest bearing, and due on demand.

(b)	On November 22, 2019, the Company entered into an equity purchase agreement with an unrelated party, whereby the third party is to purchase up to $10,000,000 of the Company’s common stock. The equity purchase agreement is effective for a term of 2 years from the effective date of the registration statement. The purchase price would be 85% of the market price. In return, the Company issued a promissory note of $40,000 (Refer to Note 5(a)). In addition, the third party is required to pay an additional commitment fee of $10,000, of which $5,000 was paid upon signing the term sheet and the remaining $5,000 is due upon completion of the first tranche of the financing.

12.	Income Taxes

The Company is subject to Canadian federal and provincial taxes at an approximate rate of 27% (2019 – 27%) and United States federal and state income taxes at an approximate rate of 21% (2019 – 21%). The reconciliation of the provision for income taxes at the federal statutory rate compared to the Company’s income tax expense as reported is as follows:

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

12.	Income Taxes (continued)

	2020	2019
	$	$
Income tax recovery at statutory rate	(531,798)	(177,541)

Permanent differences and other	288,722	(5,970)
Change in enacted tax rate	–	(401,110)
Change in valuation allowance	243,076	584,621

Income tax provision	–	–

The significant components of deferred income tax assets and liabilities are as follows:

	2020	2019
	$	$
Net operating losses carried forward	1,691,669	1,567,688
Property and equipment	52,954	(66,141)
Valuation allowance	(1,744,623)	(1,501,547)

Net deferred income tax asset	–	–

The 2017 Act reduces the corporate tax rate from 34% to 21% for tax years beginning after December 31, 2017. For net operating losses arising after December 31, 2017, the 2017 Act limits a taxpayer’s ability to utilize net operating losses carryforwards to 80% of taxable income. In addition, net operating losses arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited. Net operating losses generated in tax years beginning before January 1, 2018 will not be subject to the taxable income limitation. The 2017 Act would generally eliminate the carryback of all net operating losses arising in a tax year ending after 2017 and instead would permit all such net operating losses to be carried forward indefinitely.

The Company has net operating losses carried forward of $6,509,481 which may be carried forward to apply against future years’ taxable income, subject to the final determination by taxation authorities, expiring in the following years:

	Canada	USA
	$	$
2029	–	54,040
2030	–	101,259
2034	401,530	–
2035	740,776	1,003
2036	1,008,613	1,000
2037	1,229,859	–
2038	1,575,665	91,177
2039	272,632	493,609
2040	182,216	356,102
	5,411,291	1,098,190

PHARMAGREEN BIOTECH INC.

Notes to the Consolidated Financial Statements

Year Ended September 30, 2020 and 2019

(Expressed in U.S. dollars)

13.	Subsequent Events

(a)	On October 13, 2020. The Company filed a certificate of amendment to its articles of incorporation, whereby it increased the authorized capital to 2,000,000,000 shares of common stock with a par value of $0.001 per share and 1,000,000 preferred shares with a par value of $0.001.

(b)	Subsequent to the year ended September 30, 2020, the Company issued a total of 144,315,380 shares of common stock pursuant to conversions of convertible notes of an aggregate of $645,629 of principal, $31,716 of accrued interest, and $32,500 in conversion fees and penalties.

(c)	Subsequent to the year ended September 30, 2020, the Company closed a private placement for units of the company consisting of one common share and one share purchase unit at $0.005 per unit. The share purchase warrants have an exercise price of $0.05 exercisable for 24 months for the purchase of an additional share. The Company issued 5,400,000 units to various subscribers for proceeds of $27,000.

(d)	Subsequent to year end the Company issued 90,000 shares for fair value of $1,215 for a consulting agreement entered into with an arms-length party.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1+	Articles of Incorporation of the Company, incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
2.2+	Bylaws of the Company, incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
2.3+	Articles of Merger dated October 30, 2008 (Azure International, Inc./ Air Transport Group Holding, Inc.), incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
2.4+	Certificate of Amendment dated April 16, 2018, incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
2.5+	Certificate of Amendment dated May 3, 2018, incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
2.6#	Certificate of Amendment dated October 14, 2020.
2.7#	Certificate of Designation of Series A Super Voting Preferred Stock dated October 14, 2020.
2.8+	Articles of Incorporation and Bylaws of WFS Pharmagreen Inc., incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
2.9+	Articles of Incorporation and Bylaws of 1155097 B.C Ltd., incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
2.10+	Articles of Incorporation and Bylaws of 1174505 B.C. Ltd., incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
4.1*	Form of Subscription Agreement.
6.1+	Securities Exchange Agreement dated April 12, 2018, by and among Air Transport Group Holdings Inc. and WFS Pharmagreen Inc., incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
6.2+	Option Agreement between the Company and Alliance Growers, incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
6.3+	Equity Purchase Agreement between the Company and L2 Capital LLC, incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
6.4+	Registration Rights Agreement between the Company and L2 Capital LLC, incorporated by reference from Registration Statement on Form S-1 (File No. 333-230413).
6.5+	Agreement dated September 3, 2019, between the Company and Emerging Markets Consulting, LLC, incorporated by reference from Current Report on Form 8-K filed September 11, 2019.
6.6+	Securities Purchase Agreement dated September 17, 2019, between the Company and Power UP Lending Group Ltd., incorporated by reference from Current Report on Form 8-K filed November 8, 2019.
6.7+	Convertible Promissory Note dated September 17, 2019, in favor of Power UP Lending Group Ltd., incorporated by reference from Current Report on Form 8-K filed November 8, 2019.
6.8+	Securities Purchase Agreement dated October 1, 2019, between the Company and EMA Financial, LLC, incorporated by reference from Current Report on Form 8-K filed November 8, 2019.
6.9+	Convertible Promissory Note dated October 1, 2019, in favor of EMA Financial, LLC, incorporated by reference from Current Report on Form 8-K filed November 8, 2019.
6.10+	Securities Purchase Agreement dated October 17, 2019, between the Company and Power UP Lending Group Ltd., incorporated by reference from Current Report on Form 8-K filed November 8, 2019.
6.11+	Convertible Promissory Note dated October 17, 2019, in favor of Power UP Lending Group Ltd., incorporated by reference from Current Report on Form 8-K filed November 8, 2019.
6.12+	Equity Purchase Agreement Between the Company and Oscaleta Partners LLC, incorporated by reference from Current Report on Form 8-K filed December 2, 2019.
6.13+	Registration Rights Agreement Between the Company and Oscaleta Partners LLC, incorporated by reference from Current Report on Form 8-K filed December 2, 2019.
6.14+	Promissory Note issued to Oscaleta Partners LLC, incorporated by reference from Current Report on Form 8-K filed December 2, 2019.
6.15#	Securities Purchase Agreement dated January 2, 2020, between the Company and Power Up Lending Group Ltd.
6.16#	Convertible Promissory Note dated January 2, 2020, in favor of Power Up Lending Group Ltd.
6.17+	Securities Purchase Agreement between the Company and Crown Bridge Partners, LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.18+	Convertible Promissory Note in favor of Crown Bridge Partners, LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.

Exhibit No.	Description

6.19+	Securities Purchase Agreement between the Company and LG Capital Funding LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.20+	Convertible Promissory Note in favor of LG Capital Funding LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.21+	Securities Purchase Agreement between the Company and BHP Capital NY, Inc., incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.22+	Convertible Note in favor of BHP Capital NY, Inc., incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.23+	Securities Purchase Agreement between the Company and Adar Alef, LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.24+	Convertible Note in favor of Adar Alef, LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.25+	Securities Purchase Agreement between the Company and GS Capital Partners, LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.26+	Convertible Note in favor of GS Capital Partners, LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.27+	Convertible Note in favor of Auctus Fund, LLC, incorporated by reference from Current Report on Form 8-K filed March 4, 2020.
6.28+	Listing Services Agreement dated January 29, 2020, between the Company and Selected Listings Inc., incorporated by reference from Current Report on Form 8-K filed May 22, 2020.
6.29+	Consulting Agreement dated July 9, 2020, between the Company and Milestone Management Services, incorporated by reference from Current Report on Form 8-K filed July 21, 2020.
6.30+	Settlement Agreement and Mutual Release dated March 12, 2021, between the Company and EMA Financial LLC.
6.31#	Broker-Dealer Agreement between the Company and Dalmore Group, LLC.
6.32*	Consulting Agreement dated December 13, 2020, between the Company and Milestone Management Services, LLC.
11.1*	Consent of Independent Registered Public Accounting Firm, Saturna Group, Chartered Public Accountants, LLP.
11.2#	Consent of Counsel (included in Exhibit 12.1).
12.1#	Opinion re: Legality.

*	Filed herewith.
#	Filed previously.
+	Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Coquitlam, British Columbia, Canada, on June 14, 2021.

PHARMAGREEN BIOTECH INC.

By:	/s/ PETER WOJCIK
Peter Wojcik
President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ PETER WOJCIK	June 14, 2021
Peter Wojcik
President, Chief Executive Officer
(Principal Executive Officer) Principal
Financial Officer and Director

/s/ TERRY KWAN	June 14, 2021
Terry Kwan
Principal Accounting Officer